                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14a-101)

                            SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                         OF THE SECURITIES ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Under Rule 14a-12

                             W. P. CAREY & CO. LLC
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                             W. P. CAREY & CO. LLC
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee Computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (Set forth the amount on which the filing fee is calculated and state how it was determined)

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:
----------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

        ------------------------------------------------------------------------

[WPCAREY LOGO]
                                                                  April 29, 2005

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD WEDNESDAY, JUNE 8, 2005

Dear W. P. Carey & Co. LLC Shareholder:

     The 2005 Annual Meeting of Shareholders of W. P. Carey & Co. LLC will be held at The Waldorf-Astoria Hotel, 301 Park Avenue, New York, New York on Wednesday, June 8, 2005 at 2:00 p.m. for the following purposes:

     - To elect four Class II directors, each to hold office for a three-year term and until their respective successors are elected and qualified.

     - To amend and restate the W. P. Carey & Co. LLC Amended and Restated Limited Liability Company Agreement to eliminate the classified board structure and provide for the election of directors annually.

     - To transact such other business as may properly come before the meeting.

     Only shareholders who owned stock at the close of business on April 11, 2005 are entitled to vote at the meeting. W. P. Carey & Co. LLC mailed this Proxy Statement, proxy and its Annual Report to shareholders on or about April 29, 2005.

                                          By Order of the Board of Directors

                                          /s/ Susan C. Hyde
                                          SUSAN C. HYDE
                                          Executive Director and Secretary

WHETHER OR NOT YOU ATTEND THE ANNUAL MEETING, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED AT THE MEETING. YOU CAN VOTE YOUR SHARES BY USING THE TELEPHONE OR THROUGH THE INTERNET. INSTRUCTIONS FOR USING THESE SERVICES ARE SET FORTH ON THE ENCLOSED PROXY. YOU MAY ALSO VOTE YOUR SHARES BY MARKING YOUR VOTES ON THE ENCLOSED PROXY, SIGNING AND DATING IT AND MAILING IT IN THE BUSINESS REPLY ENVELOPE PROVIDED. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                             W. P. CAREY & CO. LLC
                            ------------------------

                                PROXY STATEMENT

                                 APRIL 29, 2005

                            ------------------------

                              QUESTIONS & ANSWERS

WHO IS SOLICITING MY PROXY?

The directors of W. P. Carey & Co. LLC are sending you this Proxy Statement and enclosed proxy.

WHO IS ENTITLED TO VOTE?

W. P. Carey & Co. LLC's shareholders as of the close of business April 11, 2005 (the "Record Date") are entitled to vote at the Annual Meeting.

HOW DO I VOTE?

You may vote your shares either by attending the Annual Meeting, by telephone, through the Internet, or by completing the enclosed proxy card. To vote by telephone, call the specially designated telephone number set forth on the enclosed proxy card. To vote through the Internet, use the Internet voting site listed on the enclosed proxy card. To vote by proxy, sign and date the enclosed proxy card and return it in the enclosed envelope. If you return your proxy but fail to mark your voting preference, your shares will be voted FOR each of the nominees and FOR adoption of the Amended and Restated Limited Liability Company Agreement. We suggest that you return a proxy even if you plan to attend the meeting.

MAY I REVOKE MY PROXY?

Yes, you may revoke your proxy at any time before the meeting by notifying W. P. Carey & Co. LLC's Secretary or submitting a new proxy, or by voting in person at the meeting. The mailing address is 50 Rockefeller Plaza, New York, New York 10020. You should mail your notice of revocation of proxy to that address.

HOW MANY SHARES MAY VOTE?

At the close of business on the Record Date, April 11, 2005, W. P. Carey & Co. LLC had 37,735,178 listed shares outstanding and entitled to vote. Every shareholder is entitled one vote for each share held.

WHAT IS A "QUORUM?"

A "quorum" is the presence, either in person or represented by proxy, of a majority of the shares entitled to vote at the meeting. There must be a quorum for the meeting to be held.

HOW MANY VOTES ARE REQUIRED AT THE MEETING FOR SHAREHOLDER APPROVAL?

Assuming a quorum is present, the affirmative vote of a majority of the issued and outstanding shares entitled to vote at the meeting is required for the approval of the Amended and Restated Limited Liability Company Agreement. The affirmative vote of a majority of the shares actually cast on the matter at the meeting is required for the election of directors and the approval of any other routine matter that may be presented at the meeting. In each case, abstentions and broker "non-votes," which arise when a broker cannot vote on a particular matter because the matter is not routine and the beneficial owner of the shares has not given applicable instructions to the broker, are counted for quorum purposes, but are not counted as votes for or against any matter. For these reasons, for any matter before the shareholders at the meeting, abstentions and broker "non-votes" have no effect on whether the votes cast at the meeting are enough for approval of the matter.

HOW WILL VOTING ON SHAREHOLDER PROPOSALS BE CONDUCTED?

We do not know of other matters that are likely to be brought before the meeting. However, if any other matters properly come before the Annual Meeting, your signed proxy gives authority to the persons named in the enclosed proxy to vote your shares on such matters in accordance with their best judgment.

WHO WILL PAY THE COST FOR THIS PROXY SOLICITATION AND HOW MUCH WILL IT COST?

W. P. Carey & Co. LLC will pay the cost of preparing, assembling and mailing this Proxy Statement, the Notice of Meeting and the enclosed proxy. In addition to the solicitation of proxies by mail, we may utilize some of the officers and employees of our wholly-owned subsidiary, Carey Asset Management Corp. (who will receive no compensation in addition to their regular salaries) to solicit proxies personally and by telephone. Currently, we do not intend to retain a solicitation firm to assist in the solicitation of proxies, but if sufficient proxies are not returned to us, we may retain an outside firm to assist in proxy solicitation for a fee estimated not to exceed $10,000, plus out-of-pocket expenses. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy statement to their principals and to request authority for the execution of proxies, and will reimburse such persons for their expenses in so doing. We expect the total cost of this proxy solicitation, assuming an outside solicitation firm is not needed, to be approximately $5,000.

WHEN ARE SHAREHOLDER PROPOSALS FOR THE 2006 ANNUAL MEETING DUE?

We must receive any proposal that a shareholder intends to present at W. P. Carey & Co. LLC's 2006 Annual Meeting of shareholders no later than December 15, 2005 in order to be included in the Proxy Statement and form of proxy relating to that meeting.

References in this Proxy Statement to W. P. Carey & Co. LLC or the Company include W. P. Carey & Co. LLC's affiliates and subsidiaries, except where the context otherwise indicates.

     W. P. CAREY & CO. LLC WILL PROVIDE SHAREHOLDERS, WITHOUT CHARGE, A COPY OF
W. P. CAREY & CO. LLC'S ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED DECEMBER 31, 2004, INCLUDING THE FINANCIAL STATEMENTS AND MANAGEMENT'S REPORT OF INTERNAL CONTROLS OVER FINANCIAL REPORTING AND SCHEDULES ATTACHED THERETO, UPON WRITTEN REQUEST TO MS. SUSAN C. HYDE, DIRECTOR OF INVESTOR RELATIONS, AT W. P. CAREY & CO. LLC, 50 ROCKEFELLER PLAZA, NEW YORK, NEW YORK 10020.

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

     W. P. Carey & Co. LLC currently has a classified Board of Directors consisting of three Class I directors, four Class II directors and four Class III directors, who will serve until the Annual Meetings of Shareholders to be held in 2007, 2005 and 2006, respectively, and until their respective successors are duly elected and qualified. Directors in a class are elected for a term of three years to succeed the directors in such class whose terms expire at such annual meeting. However, if the proposal to approve the Amended and Restated Limited Liability Company Agreement is adopted, the Board of Directors will cease to have a classified board. In such event, all current directors and those elected at this year's Annual Meeting will serve until next year's annual meeting, at which time their terms will end and all newly elected directors will serve concurrent one-year terms thereafter.

                             NOMINATING PROCEDURES

     The Nominating and Corporate Governance Committee considers candidates for Board membership suggested by its members and other Board members, as well as management and shareholders. A shareholder who wishes to recommend a prospective nominee for the Board should notify our Corporate Secretary or any member of the Nominating and Corporate Governance Committee in writing with the information required by our Bylaws, which is set forth in more detail in "Shareholder Proposals and Other Communications," below.
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     Once the Nominating and Corporate Governance Committee has identified a prospective nominee, the Committee makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on whatever information is provided to the Committee with the recommendation of the prospective candidate, as well as the Committee's own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the evaluation factors described below. If the Committee determines, in consultation with the Chairman of the Board and other Board members as appropriate, that additional consideration is warranted, it may request a search firm to gather additional information about the prospective nominee's background and experience and to report its findings to the Committee. The Committee then evaluates the prospective nominee's qualifications. As set forth in our Corporate Governance Guidelines, there are no firm prerequisites to qualify as a candidate for the Board, although the Board seeks candidates who possess the background, skills, expertise, characteristics and time to make a significant contribution to the Board, W. P. Carey & Co. LLC and its shareholders. At least annually, the Nominating and Corporate Governance Committee reviews the qualifications and backgrounds of the directors, as well as the overall composition of the Board.

     The Committee also considers such other relevant factors as it deems appropriate, including the balance of management and independent directors, the need for Audit Committee or other expertise and the qualifications of other potential nominees. In connection with its evaluation, the Committee determines whether to interview the prospective nominee, and if warranted, one or more members of the Committee, and others as appropriate, interview prospective nominees in person or by telephone. After completing this evaluation and interview, the Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Committee.

                      NOMINEES FOR THE BOARD OF DIRECTORS

     Nominees for election as Class II directors are Francis J. Carey, Eberhard Faber, IV, George E. Stoddard and Karsten von Koller. If elected, the nominees will serve as directors until the Annual Meeting of W. P. Carey & Co. LLC in 2008, and until their successors are elected and qualified. However, if the proposal to approve the Amended and Restated Limited Liability Company Agreement is adopted, each of the Class I directors (who would otherwise serve until 2007) and each of the Class II nominees has agreed that each will resign his position on the Board of Directors, effective at next year's annual meeting. Directors of all three classes will therefore serve only until the 2006 annual meeting, at which time all of the then-nominees will be nominated for concurrent one-year terms, and the classification of the Board will cease. Unless otherwise specified, proxies will be voted for the election of the named nominees. If a nominee is unavailable for election, the Board may reduce its size or designate a substitute. If a substitute is designated, proxies voting on the original nominee will be cast for the substituted nominee. No circumstances are presently known that would render the nominees unavailable. Each of the nominees is now a member of the Board of Directors.

     Detailed information on each member of the Board of Directors, including each Class II nominee to be elected at the meeting, is provided below.

CLASS II DIRECTOR NOMINEES TO SERVE UNTIL THE YEAR 2008

FRANCIS J. CAREY
AGE: 79
Director Since: 1996

     Mr. Carey was elected in 2000 as Vice Chairman of the Board of Directors and Chairman of the Executive Committee of the Board of Directors of W. P. Carey & Co. LLC. Mr. Carey retired from his position as Vice Chairman in March 2005; he continues to serve as Chief Ethics Officer of the Company. Mr. Carey served as Chairman, Chief Executive Officer and a Director of Carey Diversified LLC from 1997 to

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2000. From 1987 to 1997, Mr. Carey held various positions with W. P. Carey &
Co., Inc. and its affiliates, including President and Director of W. P. Carey & Co., Inc., and President and Director of CPA(R):10, CIP(R) and CPA(R):12. Mr. Carey also served as Director of W. P. Carey & Co., Inc. from its founding in 1973 until 1997 and President of that company from 2000 to the present. He has served since 1990 as President and a Trustee of the W. P. Carey Foundation. Prior to 1987, he was senior partner in Philadelphia, head of the real estate department nationally and a member of the executive committee of Reed Smith LLP, counsel for W. P. Carey & Co. LLC. He served as a member of the executive committee and Board of Managers of the Western Savings Bank of Philadelphia from 1972 until its takeover by another bank in 1982, and is a former chairman of the Real Property, Probate and Trust Section of the Pennsylvania Bar Association. He served as a member of the Board of Overseers of the School of Arts and Sciences at the University of Pennsylvania from 1983 to 1990. He has served as a trustee of Germantown Academy in Fort Washington, Pennsylvania from 1961 to the present, and as its President from 1966 to 1972. He has also served as a member of the Board of Trustees and executive committee of the Investment Program Association from 1990 to 2000, and as its Chairman from 1998 to 2000, and served on the Business Advisory Council of the Business Council for the United Nations from 1994 to 2002. He has served since 2002 on the Board of Trustees of the Maryland Historical Society and since 2004 as Senior Warden of St. Martin's in the Field Episcopal Church in Biddeford Pool, Maine. He holds A.B. and J.D. degrees from the University of Pennsylvania and completed executive programs in corporate finance and accounting at Stanford University Graduate School of Business and the Wharton School of the University of Pennsylvania. Mr. Carey is the brother of Wm. Polk Carey.

EBERHARD FABER, IV*
AGE: 68
Director Since: 1998

     Mr. Faber was elected to the Board of Directors of W. P. Carey & Co. LLC in 1998 and is currently Chairman of the Board of King's College, Wilkes-Barre, PA. Mr. Faber held various posts with Eberhard Faber Inc., the worldwide manufacturer of writing products and art supplies, serving as Chairman and CEO from 1973 until 1987, when the company merged into Faber-Castell Corporation. He served as a Director of the Federal Reserve Bank of Philadelphia from 1980 to 1986, chairing its Budget and Operations Committee, and was Chairman of the Board of Citizen's Voice Newspaper from 1992 to 2002. Currently, he is a member of the Northeast Pennsylvania Advisory Board of PNC Bank, N.A., where he served as a Director from 1994 to 1998, Trustee of the Geisinger Wyoming Valley Hospital and the Eberhard L. Faber Foundation, and a Borough Councilman of Bear Creek Village. In addition to graduating from Princeton University magna cum laude, he was a member of Phi Beta Kappa while serving as Chairman of The Daily Princetonian, and was a Fulbright Scholar and teaching fellow at the University of Caen in France.

GEORGE E. STODDARD
AGE: 89
Director Since: 2000

     Mr. Stoddard was appointed to the Board of Directors of W. P. Carey & Co. LLC in 2000 and serves as Chairman of the Investment Committee. He is also the Co-Chief Investment Officer and Senior Managing Director of W. P. Carey & Co. LLC. From 1979 to 2000, Mr. Stoddard was Chairman of the Investment Committee of
W. P. Carey & Co., Inc. Mr. Stoddard was until 1979 officer-in-charge of the Direct Placement Department of The Equitable Life Assurance Society of the United States (Equitable), with responsibility for all activities related to Equitable's portfolio of corporate investments acquired through direct negotiation. Mr. Stoddard was associated with Equitable for over 30 years. He holds an A.B. degree from Brigham Young University, an M.B.A. from Harvard Business School and an LL.B. from Fordham University Law School.

KARSTEN VON KOLLER*
AGE: 65
Director Since: 2003

     Dr. von Koller was elected to the Board of Directors of W. P. Carey & Co. LLC in December 2003. Since October 1, 2004 he has served as Chairman of Lone Star Germany, GmbH, Frankfurt am Main.

Dr. von Koller is the former Chairman and Member of the Board of Managing Directors of Eurohypo AG. Prior to this, from 1984 through 2001, he was a member of the Board of Managing Directors of RHEINHYP Rheinische Hypothekenbank AG (Commerzbank group) where he was responsible for the bank's commercial real estate lending activities outside Germany. Dr. von Koller was an Executive Vice President of Berliner Handels-und Frankfurter Bank (BHF-BANK), Frankfurt, and was responsible for the bank's corporate customer business in northern and western Germany and in western industrial countries from 1981 through 1984. Before holding this position, from 1977 through 1980, he served as Senior Vice President and co-manager of the New York branch of BHF-BANK. From 1971 through 1976, he served in the syndicated loan and investment banking department of BHF-BANK, Frankfurt am Main. Dr. von Koller studied law at the Universities of Bonn and Munich and is a graduate of the Harvard Business School.

CLASS I CONTINUING DIRECTORS

GORDON F. DUGAN
AGE: 38
Director Since: 1997

     Mr. DuGan, President and CEO of W. P. Carey & Co. LLC, joined W. P. Carey & Co. as Assistant to the Chairman in 1988 and in 1995 was elevated to Senior Vice President in the Acquisitions Department. From October 1995 until February 1997 he was chief financial officer of a Colorado-based wireless communications equipment manufacturer. Mr. DuGan rejoined W. P. Carey & Co. as Deputy Head of Acquisitions in February 1997, and was elected to Executive Vice President and Managing Director in June 1997, was elevated to President in 1999, elevated to Co-CEO in 2002, and became CEO in March 2005. Mr. DuGan serves as a director, Vice Chairman and CEO of CPA(R):12, CPA(R):14, CPA(R):15 and CPA(R):16 - Global, and was Co-Chief Executive Officer of CIP(R) prior to its merger with CPA(R):15 in 2004. He serves as Trustee of the W. P. Carey Foundation. He also serves on the Board of the National Association of Real Estate Investment Trusts (NAREIT), the New York Pops and the Hewitt School and is a member of the Young Presidents Organization. Mr. DuGan received his B.S. in Economics from the Wharton School at the University of Pennsylvania.

RALPH F. VERNI*
AGE: 62
Director Since: 2003

     Mr. Verni was elected to the Board of Directors of W. P. Carey & Co. LLC in December 2003. Mr. Verni is currently serving on the Advisory Board of Commonwealth Capital Ventures, L.P. I, II and III, venture capital funds. In addition he serves on the Board of Directors and Compensation Committee for the Macgregor Group, a Boston-based computer software firm serving the investment management industry. He is also a member of Zurich Financial's five-person Investment Advisory Board and the Board and Audit Committee of First Pioneer Farm Credit, ACA, an agricultural lending institution chartered under the Federal Farm Credit System. Mr. Verni also served as a Director of CIP(R), CPA(R):12 and CPA(R):15 from 2001 until 2003. Until 2000, he served as President, CEO and Director of Redwood Investment Systems, a start-up software firm developing web-based and wireless solutions for investment professionals. Prior to his service at Redwood Investment Systems, Mr. Verni was President and CEO of State Street Research & Management (State Street Research), Metropolitan Life's investment management subsidiary located in Boston. Mr. Verni joined State Street Research in 1992 after serving 10 years as Executive Vice President, Board member and Chief Investment Officer of The New England Mutual Life Insurance Company (The New England). While at The New England, he founded and served as President and Chief Executive Officer of New England Investment Companies (CDC-NVEST today), a holding company of over ten money management firms. At State Street Research and The New England, Mr. Verni served as Chairperson of their various mutual funds. Prior to joining The New England, he spent sixteen years in a variety of information systems and investment management positions at The Equitable Life Assurance Society of the United States (part of AXA Group today). Mr. Verni received a B.A. from Colgate University, an M.B.A. from Columbia University, an Advanced Professional Certificate in Finance from the NYU Graduate School of Business, and a Certificate from the AIMR/Harvard Investment Management Workshop, and is a Chartered Financial Analyst. He is an Emeritus Trustee of Colgate University's Board of Directors and former Chairman of its Investment Committee, where he currently serves as an Advisory Member. He is an Emeritus Member of the Advisory Committee for the MIT Center for Real Estate, having served as its first Chairperson. Currently he is a member of the Boston Economic Club, the Commercial Club of Boston, the New York Society of Security Analysts and the CFA Association.

REGINALD WINSSINGER*
AGE: 62
Director Since: 1998

     Mr. Winssinger was elected to the Board of Directors of W. P. Carey & Co. LLC in 1998. Mr. Winssinger is founder and Chairman of National Portfolio, Inc., an Arizona-based firm involved in acquisition, financing, management and construction of commercial, multi-family, industrial and land development real estate projects. He spent ten years at the Winssinger family real estate company, a third-generation Belgian real estate enterprise, before coming to the United States in 1979 to expand their investment activity. Over a 20-year period he created and managed a $500 million portfolio of U.S. real estate investment for U.S. and European investors. He later formed Horizon Real Estate Group, Inc., doing business as NAI Horizon in Phoenix, Arizona, a full service real estate firm providing brokerage, property management, construction management and real estate consulting services. That group has now expanded its activity to the Las Vegas market. Mr. Winssinger currently manages multiple companies with real estate investments primarily in Arizona, California and Texas. He also serves as a director of Pierce-Eislen, Inc., and is the Honorary Consul of Belgium to Arizona. He attended the Sorbonne and is an alumnus of the University of California at Berkeley.

CLASS III CONTINUING DIRECTORS

WM. POLK CAREY
AGE: 74
Director Since: 1996

     Mr. Carey, Chairman of the Board of Directors of W. P. Carey & Co. LLC, has been active in lease financing since 1959 and a specialist in net leasing of corporate real estate property since 1964. He also served as the Co-Chief Executive Officer of W. P. Carey & Co. LLC from 2002 until March 2005. Before founding W. P. Carey & Co., Inc. in 1973, he served as Chairman of the executive committee of Hubbard, Westervelt & Mottelay (now Merrill Lynch Hubbard), head of Real Estate and Equipment Financing at Loeb Rhoades & Co. (now Lehman Brothers), head of Real Estate and Private Placements, director of Corporate Finance and Vice Chairman of the Investment Banking Board of duPont Glore Forgan Inc. A graduate of the University of Pennsylvania's Wharton School, Mr. Carey also received his Sc.D. honoris causa from Arizona State University and is a Trustee of The Johns Hopkins University and of other educational and philanthropic institutions. He serves as Chairman of the Penn Institute for Economic Research. Mr. Carey also serves as Chairman of the Board of CPA(R):12, CPA(R):14, CPA(R):15 and CPA(R):16 - Global, and was Chairman and Co-Chief Executive Officer of CIP(R) prior to its merger with CPA(R):15 in 2004. Mr. Carey is the brother of Francis J. Carey.

DR. LAWRENCE R. KLEIN*
AGE: 84
Director Since: 1998

     Dr. Klein was elected to the Board of Directors of W. P. Carey & Co. LLC in 1998 and is Benjamin Franklin Professor Emeritus of Economics and Finance at the University of Pennsylvania and its Wharton School, having joined the faculty of the University in 1958. He is a holder of earned degrees from the University of California at Berkeley, the Massachusetts Institute of Technology, and has been awarded the Alfred Nobel Memorial Prize in Economic Sciences, as well as a number of honorary degrees. Founder of Wharton Econometric Forecasting Associates, Inc., Dr. Klein has been counselor to various corporations, governments and government agencies, including WealthEffect.com, the Federal Reserve Board and the President's Council of Economic Advisers. Dr. Klein joined
W. P. Carey & Co., Inc. in 1984 as Chairman of the Economic Policy Committee and as a Director. He also serves as a Trustee of the W. P. Carey Foundation.

NATHANIEL S. COOLIDGE*
AGE: 66
Director Since: 2002

     Mr. Coolidge was elected to the Board of Directors of W. P. Carey & Co. LLC in 2002 and currently serves as Chairman of its Audit Committee. Mr. Coolidge, former Senior Vice President of John Hancock Mutual Life Insurance Company, retired in 1996 after 23 years of service. From 1986 to 1996, Mr. Coolidge headed the Bond and Corporate Finance Department, which was responsible for managing its entire fixed income investments portfolio. Prior to 1986, Mr. Coolidge served as Second Vice President and Vice President. Mr. Coolidge is a graduate of Harvard University and served as a U.S. naval officer.

CHARLES C. TOWNSEND, JR.*
AGE: 77
Director Since: 1998

     Mr. Townsend was elected to the Board of Directors of W. P. Carey & Co. LLC in 1998 and currently serves as Lead Director. Mr. Townsend is an Advisory Director of Morgan Stanley & Co., having held such position since 1979. He is also a director of Cass County Iron Co. Mr. Townsend was a Partner and a Managing Director of Morgan Stanley & Co. from 1963 to 1978. Mr. Townsend holds a B.S.E.E. from Princeton University and an M.B.A. from Harvard University. Mr. Townsend served as a director of CIP(R) and CPA(R):14 until 2000.

* Independent Director

                  EXECUTIVE OFFICERS OF W. P. CAREY & CO. LLC

     W. P. Carey & Co. LLC's executive officers are elected annually by the Board of Directors. Detailed information regarding the executive officers who are not directors as of the date of this Proxy Statement is set forth below.

JOHN J. PARK
AGE: 40

     Mr. Park is a Managing Director and Chief Financial Officer of W. P. Carey & Co. LLC. Mr. Park became a First Vice President of W. P. Carey & Co. in April 1993 and a Senior Vice President in October 1995. Mr. Park joined W. P. Carey & Co., Inc. as an Investment Analyst in December 1987 and became a Vice President in July 1991. Mr. Park received a B.S. in Chemistry from the Massachusetts Institute of Technology in 1986 and an M.B.A. in Finance from the Stern School of New York University in 1991. Mr. Park serves on the Board of the Coalition of Publicly Traded Partnerships. Mr. Park is also Managing Director and Chief Financial Officer of CPA(R):12, CPA(R):14, CPA(R):15 and CPA(R):16 - Global, and held the same positions with CIP(R) prior to its merger with CPA(R):15 in 2004.

DOUGLAS E. BARZELAY
AGE: 57

     Mr. Barzelay joined W. P. Carey & Co. LLC as General Counsel in January 2005. Prior to joining W. P. Carey & Co. LLC, Mr. Barzelay was a partner at the law firm Patterson, Belknap, Webb & Tyler LLP in New York where his practice included corporate and securities matters, international transactions and mergers and acquisitions. From 1986 through 1995, he held several positions at Dime Bancorp, Inc. including as General Counsel from 1989 through 1995, where he was responsible for all legal affairs of the company and its in-house legal department. Mr. Barzelay received a B.A. from Yale University in 1969 and a J.D. from

Harvard Law School in 1973. Mr. Barzelay is also General Counsel of CPA(R):12; CPA(R):14; CPA(R):15 and CPA(R):16 - Global.

THOMAS E. ZACHARIAS
AGE: 51

     Mr. Zacharias, Managing Director and Chief Operating Officer, joined W. P. Carey & Co. LLC in April 2002. He currently also serves as Managing Director and Chief Operating Officer of CPA(R):12, CPA(R):14 and CPA(R):15, and as President of CPA(R):16 - Global. Prior to joining W. P. Carey & Co. LLC, Mr. Zacharias was a Senior Vice President of MetroNexus North America, a Morgan Stanley Real Estate Funds Enterprise capitalized for the development of internet data centers. Prior to joining MetroNexus in October 2000, Mr. Zacharias was a Principal at Lend Lease Development U.S., a subsidiary of Lend Lease Corporation, a global real estate investment management company. Between 1981 and 1998, Mr. Zacharias was a senior officer at Corporate Property Investors which at the time of its merger into Simon Property Group in 1998, was the largest private equity REIT. He has over 24 years experience in acquisitions, financing, development, leasing and asset management in real estate. Mr. Zacharias received his undergraduate degree, magna cum laude, from Princeton University in 1976, and a Masters in Business Administration from Yale School of Management in 1979. He is a member of the Urban Land Institute, International Council of Shopping Centers and NAREIT, and currently serves as a Trustee of Groton School in Groton, Massachusetts. Mr. Zacharias previously served as an independent director of CIP(R) from 1997 to 2001, CPA(R):12 from 1997 to 2000, CPA(R):14 from 1997 to 2001 and CPA(R):15 in 2001.

                         SECURITY OWNERSHIP OF CERTAIN
                  BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of shares as of the April 11, 2005 Record Date by each of W. P. Carey & Co. LLC's directors, Chief Executive Officer and executive officers. The business address of the individuals listed is 50 Rockefeller Plaza, New York, NY 10020. Wm. Polk Carey beneficially owns 35.53%, Francis J. Carey beneficially owns 1.36% Gordon F. DuGan beneficially owns 1.72%, and John J. Park beneficially owns 1.02%, respectively, of the shares of W. P. Carey & Co. LLC. No other director or officer beneficially owns more than 1% of the shares of W.
P. Carey & Co. LLC. The directors and all executive officers as a group (including current executive officers not named in the Summary Compensation Table) own approximately 40.27% of the shares.

                                                                AMOUNT OF SHARES
NAME                                                          BENEFICIALLY OWNED(1)   PERCENTAGE
----                                                          ---------------------   ----------
Francis J. Carey(2)(11).....................................          511,939            1.36%
Wm. Polk Carey(3)(11).......................................       13,408,299           35.53%
Gordon F. DuGan(4)(11)......................................          649,894            1.72%
Eberhard Faber, IV(5)(6)....................................           26,761               *
Lawrence R. Klein...........................................            7,796               *
Nathaniel S. Coolidge(10)...................................            4,185               *
Charles C. Townsend, Jr.(6)(9)..............................           17,833               *
Reginald Winssinger.........................................           20,018               *
George E. Stoddard(7)(11)...................................           96,270               *
Karsten von Koller(12)......................................            4,159               *
Ralph F. Verni(12)..........................................            4,159               *
John J. Park(8)(11).........................................          383,651            1.02%
All Directors and Executive Officers as a Group (14
  individuals)(2)-(12)......................................       15,195,109           40.27%

---------------
  *  Less than 1%

 (1) Beneficial ownership has been determined in accordance with the rules of the Securities and Exchange Commission. Except as noted, and except for any community property interest owned by spouses, the listed individuals have sole investment power and sole voting power as to all shares of which they are identified as being the beneficial owners.

 (2) The amount shown includes 363,500 shares which Mr. Carey has the right to acquire through the exercise of stock options within 60 days under the 1997 Listed Share Incentive Plan.

 (3) Includes 5,736,506 shares held by W. P. Carey & Co., Inc. for which Mr. Carey is deemed to be the beneficial owner. This amount also includes 332,725 shares which Mr. Carey has the right to acquire through the exercise of stock options within 60 days under the 1997 Listed Share Incentive Plan. This amount also includes 3,010,730 shares which W. P. Carey & Co., Inc. has the right to acquire through the exercise of warrants, which warrants were acquired in connection with the consolidation of certain CPA(R) REITs with Carey Diversified LLC (the predecessor of W.
     P. Carey & Co. LLC) in 1998.

 (4) Includes 75,000 shares which Mr. DuGan has the right to acquire through the exercise of stock options within 60 days under the 1997 Listed Share Incentive Plan.

 (5) Includes 4,675 shares held by the Faber Family Trust, of which Mr. Faber is a trustee and a beneficiary. Does not include 1,590 shares held by the Faber Foundation.

 (6) The amount shown includes 4,000 shares which each of these directors has the right to acquire pursuant to stock options exercisable within 60 days under the W. P. Carey & Co. LLC Non-Employee Director Plan.

 (7) The amounts shown include 25,000 shares which Mr. Stoddard has the right to acquire through the exercise of stock options within 60 days under the 1997 Listed Share Incentive Plan.

 (8) The amounts shown include 37,000 shares which Mr. Park has the right to acquire through the exercise of stock options within 60 days under the 1997 Listed Share Incentive Plan. This amount also includes 50,978 shares held indirectly by his wife and 1,060 shares held indirectly by his children.

 (9) The amount shown includes 2,100 shares held in trust for the benefit of Mr. Townsend's children and grandchildren, with respect to which Mr. Townsend disclaims beneficial ownership.

(10) The amount shown includes 2,666 shares which Mr. Coolidge has the right to acquire pursuant to stock options exercisable within 60 days under the W.
     P. Carey & Co. LLC Non-Employee Director Plan.

(11) The amounts shown include 880 shares which each executive officer has the right to acquire within 60 days under the Company's employee stock purchase plan, assuming each individual purchased the maximum number of shares he or she is eligible to purchase and assuming a per-share purchase price of $28.4155 (based on 85% of the price of the Company's stock on the first day of trading under the semi-annual purchase period).

(12) The amount shown includes 1,333 shares which each of these directors has the right to acquire pursuant to stock options exercisable within 60 days under the W. P. Carey & Co. LLC Non-Employee Director Plan.

                      COMMITTEES OF THE BOARD OF DIRECTORS

     Members of the Board of Directors have been appointed to serve on various committees of the Board of Directors. The Board of Directors has currently established a Compensation Committee, an Audit Committee and a Nominating and Corporate Governance Committee, the functions of which are summarized below. The Board of Directors has also established an Executive Committee, which has the authority, subject to certain limitations, to exercise the powers of the Board of Directors during intervals between meetings of the full Board of Directors, and an Economic Policy Committee, which is available to render advice on economic policy matters affecting the Company.

     - COMPENSATION COMMITTEE. The Compensation Committee's responsibilities include setting compensation principles that apply generally to Company employees; reviewing and making recommendations to the Board of Directors with respect to compensation for Directors; reviewing the compensation structure for all current key executives, including incentive compensation plans and equity-based plans; reviewing goals and objectives relevant to executive officers' compensation, evaluating the executive officers' performance, and approving their compensation levels and annual and long-term awards; and reviewing and approving the number of shares, price per share and period of duration for stock grants under any approved share incentive plan. There were six Compensation Committee meetings held during 2004.

     - AUDIT COMMITTEE. The Audit Committee has been established to assist the Board of Directors in monitoring the integrity of the financial statements and management's report of internal controls over financial reporting of the Company, the compliance by the Company with legal and regulatory requirements and the independence, qualifications and performance of the Company's internal audit function and independent accountants. Among the responsibilities of the Audit Committee are to engage an Independent Registered Public Accounting Firm, review with the Independent Registered Public Accounting Firm the plans and results of the audit engagement, approve professional services provided by the Independent Registered Public Accounting Firm, review the independence of the Independent Registered Public Accounting Firm and consider the range of audit and non-audit fees. The Committee ratifies the engagement of the internal auditors and reviews the scope of their internal audit plan. The Committee also reviews and discusses with management, the internal auditors and the Independent Registered Public Accounting Firm, the Company's internal controls and reviews the results of the internal audit program. There were twelve Audit Committee meetings held during 2004.

     - NOMINATING AND CORPORATE GOVERNANCE COMMITTEE. The Nominating and Corporate Governance Committee is responsible for developing and implementing policies and practices relating to corporate governance, including monitoring implementation of W. P. Carey & Co. LLC's corporate governance policies. In addition, the Committee develops and reviews background information for candidates for the Board of Directors, including those recommended by shareholders, and makes recommendations to the Board regarding such candidates. The Nominating and Corporate Governance Committee met four times during 2004.

     The Board has adopted written charters for each of the Compensation, Audit and Nominating and Corporate Governance Committees, each of which can be viewed on our website, www.wpcarey.com, under the heading "WPC Investor Relations." Written copies of each may also be obtained upon a request submitted to our Investor Relations department. A copy of the W. P. Carey & Co. LLC Audit Committee Charter is also attached as Appendix A to this Proxy Statement.

     Certain members of the Board are also members of the Investment Committee of Carey Asset Management Corp., a subsidiary of the Company (Carey Asset Management). The Investment Committee, which provides services both to the Company and to its affiliated CPA(R) REITs, reviews proposed property acquisitions to ensure they satisfy applicable investment criteria. The Investment Committee is not directly involved in originating or negotiating potential investments, but instead functions as a separate and final step in the investment process. Directors of W. P. Carey & Co. LLC who serve on the Investment Committee include Mr. Stoddard (Chairman), Mr. Coolidge, Mr. Klein, Mr. Verni and Mr. von Koller. Frank Hoenemeyer, formerly Vice Chairman, Director and Chief Investment Officer of the Prudential Insurance Company of America, who is not affiliated with either the Company or the CPA(R) REITs, is also a member of the Investment Committee.

BOARD MEETINGS AND DIRECTORS' ATTENDANCE

     There were four Board meetings held in 2004. No incumbent director attended fewer than 75% of the total number of Board meetings in 2004 held during the time each incumbent was a director. Under our Corporate Governance Guidelines, each director is required to make every effort to attend each Board meeting and applicable Committee meetings, except in unavoidable circumstances. Nine of our directors attended our 2004 Annual Meeting.

     The independent directors, at the Board of Directors' meeting in December 2004, selected Charles C. Townsend, Jr. as Lead Director, whose primary responsibility is to preside over periodic executive sessions of the Board in which management directors and other members of management will not participate. The Lead Director will serve in this position for a one-year term.

                       BOARD COMMITTEE MEMBERSHIP ROSTER

                                                                            NOMINATING AND      ECONOMIC
NAME                                  EXECUTIVE   COMPENSATION   AUDIT   CORPORATE GOVERNANCE    POLICY
----                                  ---------   ------------   -----   --------------------   --------
Wm. Polk Carey......................      X
Francis J. Carey....................      X*
Gordon F. DuGan.....................      X
George E. Stoddard..................      X
Charles C. Townsend, Jr. ...........      X            X*          X
Eberhard Faber, IV..................                   X           X              X*
Nathaniel S. Coolidge...............                               X*
Reginald Winssinger.................                   X                          X
Lawrence R. Klein...................                                              X                X*
Karsten von Koller..................                                                               X
Ralph F. Verni......................                               X**

---------------

* Chairman of Committee

** Financial Expert

     The Board of Directors has determined that all directors who serve on the Compensation, Audit and Nominating and Corporate Governance Committees are "independent" as defined in the New York Stock Exchange listing standards. That is, the Board of Directors has determined that none of such directors has a relationship to W. P. Carey & Co. LLC that may interfere with his independence from W. P. Carey & Co. LLC and its management.

COMPENSATION OF THE BOARD OF DIRECTORS

     W. P. Carey & Co. LLC pays its directors who are not its officers fees for their services as directors. Such directors receive annual compensation of $65,000. The annual compensation is comprised of $7,500 in cash payable quarterly, $7,500 payable quarterly in the form of restricted shares or options to purchase shares and a $1,250 cash fee per meeting attended. Messrs. Townsend, Coolidge and Faber each receive an additional $10,000 for serving as the Chairman of the Compensation, Audit and Nominating and Corporate Governance Committees, respectively. Officers or employees of W. P. Carey & Co. LLC or its subsidiaries who are directors are not paid any director fees. Directors who are members of the Investment Committee of Carey Asset Management receive a fee of $1,500 per Investment Committee meeting. The Non-Employee Directors' Plan authorizes the issuance of up to 300,000 shares.

EXECUTIVE COMPENSATION

     All management functions of W. P. Carey & Co. LLC are provided by its wholly-owed subsidiaries, Carey Asset Management and Carey Management Services, Inc. All policy-making functions are carried out by executive officers of Carey Asset Management Corp. or Carey Management Services, Inc. who hold the same titles as officers of W. P. Carey & Co. LLC. The following tables set forth compensation information relating to Mr. Wm. Polk Carey and Mr. DuGan, W. P. Carey & Co. LLC's Co-Chief Executive Officers during 2004, and the other executive officers of W. P. Carey & Co. LLC during 2004.

                           SUMMARY COMPENSATION TABLE

                                                                     LONG TERM COMPENSATION
                                                                  -----------------------------
                                                                                     NUMBER OF
                                     ANNUAL COMPENSATION              VALUE OF       SECURITIES
                                -----------------------------     RESTRICTED STOCK   UNDERLYING       ALL OTHER
                                YEAR     SALARY      BONUS             AWARDS         OPTIONS      COMPENSATION(9)
                                ----    --------   ----------     ----------------   ----------    ----------------
Wm. Polk Carey(1).............  2004    $300,000   $1,000,000(5)            --          8,163(7)       $32,789
  Chairman and Co-CEO           2003     250,000    1,000,000               --             --           33,525
                                2002     250,000    1,000,000               --          6,818(7)        28,655
Gordon F. DuGan(2)............  2004     600,000    1,649,115(5)            --         10,980(7)        32,789
  President and Co-CEO          2003     500,000    1,000,000               --        101,106(8)        33,525
                                2002     237,500    1,237,500               --          6,349(7)        28,655
Francis J. Carey(3)...........  2004     250,000      300,000(5)            --          1,611(7)        32,789
  Vice Chairman                 2003     250,000      300,000               --             --           33,525
                                2002     212,500      300,000               --             --           28,655
George E. Stoddard............  2004     250,000      300,000               --          1,587(7)        32,789
  Chief Investment Officer      2003     250,000      300,000               --             --           33,525
                                2002     250,000      300,000               --             --           28,655
John J. Park..................  2004     250,000    1,000,000(5,6)     $499,976(6)      2,978(7)        32,789
  Managing Director and         2003(4)  200,000      500,000          594,000         50,000           33,525
  Chief Financial Officer       2002     200,000      450,000               --             --           28,655

---------------
 (1) Mr. Wm. Polk Carey was Co-CEO until March 2005.

 (2) Mr. DuGan became CEO in March 2005.

 (3) Mr. Francis Carey retired as Vice Chairman in March 2005. He remains a Director and Chairman of the Executive Committee and Chief Ethics Officer.

 (4) In February 2004 the Compensation Committee approved a grant of 20,000 restricted shares and 50,000 options in partial payment of 2003 compensation to Mr. Park. The options are exercisable in years seven and eight from the date of grant. The shares of restricted stock vested or will vest in six annual installments, beginning on the first anniversary of the date of grant. Pursuant to this vesting schedule 2,000 shares vest after each of the first two years, 3,000 shares vest after each of the third and fourth years and 5,000 shares vest after each of the fifth and sixth years. See also footnote (6).

 (5) A portion of the 2004 bonus amounts included in this column with respect to Messrs Wm. Polk Carey, DuGan, Francis Carey and Park were deferred and are to become payable only if and when CPA(R):16 - Global achieves a non-compounded cumulative distribution return to its shareholders of 6%. The amounts so deferred were $200,000 for Mr. Wm. Polk Carey, $250,000 for Mr. DuGan, $60,000 for Mr. Francis Carey, and $100,000 for Mr. Park. Additional amounts of salary and bonus payments reported in this table have been deferred under the Company's Partnership Equity Unit ("PEP") Plan.

 (6) Mr. Park received a special bonus award of $1,000,000 in September 2004 in connection with the merger of CIP(R) and CPA(R):15. One half of this amount was paid in cash and the remainder in 16,233 shares of restricted stock. These shares of restricted stock vested or will vest in four equal annual installments, beginning February 15, 2005. The total number of restricted shares held by Mr. Park at December 31, 2004 was 37,733, with a value of $1,326,692 based on the closing market price of $35.16 for the Company's shares on that date. Mr. Park receives dividends on all restricted shares held by him as and at the rate payable by the Company to its shareholders from time to time.

 (7) Options granted in connection with the Company's PEP Plan.

 (8) Includes 1,106 options granted in connection with the Company's PEP Plan, and 100,000 options granted in February 2004 in partial payment of 2003 compensation to Mr. DuGan, exercisable in years five to nine from the date of the grant.

 (9) Amounts in this column are contributions by the Company to its profit-sharing plan on behalf of the named executive officers.

                      OPTIONS GRANTED IN FISCAL YEAR 2004

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR
                               INDIVIDUAL GRANTS

                                              % OF TOTAL
                               NUMBER OF       OPTIONS                      EXPIRATION      GRANT DATE
NAME                           SECURITIES     (451,155)    EXERCISE PRICE      DATE      PRESENT VALUE(5)
----                           ----------     ----------   --------------   ----------   ----------------
Wm. Polk Carey...............         0             --             --               --             --
Gordon F. DuGan..............   100,000(1)                     $29.70        2/15/2014       $195,000
                                  9,279(2)                     $29.78        6/30/2014         21,156
                                  1,701(3)                     $35.16       12/31/2014          4,235
  Total......................   110,980          24.60%                                       220,392
Francis J. Carey.............     1,574(2)                     $29.78        6/30/2014          3,589
                                     37(3)                     $35.16       12/31/2014             92
  Total......................     1,611           0.36%                                         3,681
George E. Stoddard...........     1,587(2)        0.35%        $29.78        6/30/2014          3,618
John J. Park.................    50,000(4)                     $29.70        2/15/2014         97,000
                                  2,947(2)                     $29.78        6/30/2014          6,719
                                     31(3)                     $35.16       12/31/2014             77
  Total......................    52,978          11.74%                                       103,796
GRAND TOTAL..................   167,156          37.05%                                       659,355
TOTAL OPTIONS GRANTED........                  451,155

---------------

(1) These options were granted on 2/15/2004 and vest in equal annual installments on the fifth through the ninth anniversaries of the date of grant.

(2) These options were granted on 6/30/2004 in connection with the Company's PEP Plan and vest in equal annual installments on the fifth through the ninth anniversaries of the date of the grant.

(3) These options were granted on 12/31/2004 in connection with the Company's PEP Plan and vest in equal annual installments on the fifth through the ninth anniversaries of the date of the grant.

(4) These options were granted on 2/15/2004 and vest in two equal installments on the seventh and eighth anniversaries of the date of the grant.

(5) Grant date present values have been calculated using Black-Scholes methodology, using the assumptions detailed below with respect to individual grants. The 100,000 options granted to Mr. DuGan on 2/15/2004 at a strike price of $29.70 carry a value of $1.95 per option (utilizing assumptions of weighted average volatility of 21.39%, weighted average dividend of 8.15%, weighted average life of 7.0 years, and a weighted average risk-free rate of return of 3.59%). The 50,000 options granted to Mr. Park on 2/15/2004 at a strike price of $29.70 carry a weighted average value of $1.94 per option (utilizing assumptions of weighted average volatility of 21.39%, weighted average dividend of 8.15%, weighted average life of 7.5 years, and a weighted average risk-free rate of return of 3.73%). All options granted on

    6/30/2004 at a strike price of $29.78 carry a weighted average value of $2.28 per option (utilizing assumptions of weighted average volatility of 21.52%, weighted average dividend of 7.97%, weighted average life of 7.0 years, and a weighted average risk-free rate of return of 4.23%). All options granted on 12/31/2004 at a strike price of $35.16 carry a weighted average value of $2.49 per option (utilizing assumptions of weighted average volatility of 20.66%, weighted average dividend of 7.79%, weighted average life of 7.0 years, and a weighted average risk-free rate of return of 3.92%).

                AGGREGATED OPTION EXERCISES IN FISCAL YEAR 2004
                       AND FISCAL YEAR-END OPTION VALUES

                                                       NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                      UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                             SHARES                 OPTIONS AT FISCAL YEAR-END        AT FISCAL YEAR-END
                          ACQUIRED ON     VALUE     ---------------------------   ---------------------------
                          EXERCISE (#)   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                          ------------   --------   -----------   -------------   -----------   -------------
Wm. Polk Carey..........        --           --       271,816         75,890      $4,016,283      $854,308
Francis J. Carey........        --           --       402,000          1,611       6,705,320         8,468
Gordon F. DuGan.........        --           --        50,000        143,435         608,000       971,146
George E. Stoddard......        --           --        25,000          1,587         472,750         8,538
John J. Park............        --           --        24,666         65,312         299,939       438,836

                      EQUITY COMPENSATION PLAN INFORMATION

                                                                  WEIGHTED-
                                                               AVERAGE EXERCISE
                                        NUMBER OF SECURITIES       PRICE OF
                                         TO BE ISSUED UPON       OUTSTANDING        NUMBER OF SECURITIES
                                            EXERCISE OF            OPTIONS,        REMAINING AVAILABLE FOR
                                        OUTSTANDING OPTIONS,     WARRANTS AND       FUTURE ISSUANCE UNDER
PLAN CATEGORY                           WARRANTS AND RIGHTS         RIGHTS        EQUITY COMPENSATION PLANS
-------------                           --------------------   ----------------   -------------------------
Equity compensation plans approved by
  security holders....................       5,165,617(1)           $22.05                2,619,430
Equity compensation plans not approved
  by security holders.................              --                  --                  330,235(2)

(1) Includes warrants to acquire 3,010,730 shares of the Company's stock, which are held by W. P. Carey & Co. Inc. and were acquired in connection with the consolidation of certain CPA(R) REITs with the predecessor of the Company in 1998. Of such warrants, 2,284,800 are exercisable at $21 per share and 725,930 are exercisable at $23 per share, in each case until January 2009.

(2) Consists of shares issuable under the Company's employee share purchase plan. Eligible employees may purchase shares semi-annually with up to a maximum of 10% of eligible compensation (or $25,000 if less). The purchase price is 85% of the lower of the market price of the Company's stock on the first and last day of each semi-annual purchase period. The terms of the Plan do not limit the aggregate number of shares subject to purchase during any one purchase period.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee's responsibilities include setting the Company's executive compensation philosophy and objectives, recommending compensation for non-management Directors, setting the compensation of executive officers, and monitoring the Company's general compensation programs. Each member of the Compensation Committee is an "independent director" (as defined in the Corporate Governance Listing Standards of the NYSE).

     Principles and Objectives. The Compensation Committee's overall objective is to maintain a compensation system that fosters the long-term goals of the Company and its shareholders. Central to achieving these goals is the motivation of our senior leadership group to achieve both the Company's financial and qualitative objectives. Nurturing a management team that works co-operatively to meet the challenges of a constantly-changing world is an important part of the value system of our company, as is our insistence on observance of the highest ethical standards. Our compensation system needs to remain flexible, and to incorporate qualitative as well as quantitative judgments, in order to encourage not only achievement of tangible goals, but maintenance of consistent standards of teamwork, creativity, good judgment and integrity. We do not believe it would be wise to adopt any rigid formulae -- whether based on market compensation data or on quantitative performance measures -- that would restrict our exercise of our best judgment in taking into account all of the many aspects of performance that make up an individual's contribution to our Company's success.

     Practices. Our decisions regarding executive officer compensation are primarily based on our assessment of each individual's current and past contributions, and ability to contribute in the future, to enhancing long-term shareholder value. We use base salary, annual bonuses, and stock-based awards, as well as a range of benefits, as tools to help achieve our compensation objectives. Our approach to the mix of compensation among these elements tends to favor variable annual bonus awards over fixed base salary, while also including stock awards and deferred compensation to help promote a long-term perspective and align management's interest with that of shareholders. In making discretionary awards -- primarily of cash bonuses, but also from time to time of stock-based compensation -- we first review the Company's performance against financial goals that are set at the beginning of each year, to help assure that our executives remain keenly focused on achieving those objectives. We therefore also review such additional factors as unforeseen changes in the Company's operating environment during the current year and the Company's performance over a multi-year period. We then review individual factors, which include the nature, scope and level of the individual's responsibilities, and any individual goals established for an executive or special responsibilities undertaken during the year, and make judgments about the individual's contributions to the Company's overall performance. As part of this process, we evaluate the executive's leadership, teamwork, and commitment to the values of the organization. This review includes both self-evaluations as well as assessments by their direct supervisors.

     Our process begins each year with a review, assisted by our independent compensation consultant, of market data concerning compensation of executives in comparable positions, including both overall compensation levels and individual components of that compensation. These data are used in setting base salaries for the coming year. In reviewing market compensation data for this and other purposes, our intention is to assure that our total compensation remains both competitive and appropriate in light of market practices.

     As part of our process for setting individual bonuses, we also begin early in the year by reviewing the Company's financial goals for the coming year. Individual bonuses are then determined after the close of each year. We do not set individual target bonus ranges, but do review -- again with the assistance of our independent compensation consultant -- updated comparative market data on compensation. We then review the Company-wide and individual performance factors described above, to arrive at a judgment concerning individual bonus awards.

     We also evaluate whether to make any stock-based awards. These awards, when made, consist primarily of grants of restricted stock, which typically vest over a four-year period following the date of grant, and options, which typically vest from the fifth through ninth years after the date of grant. We monitor market compensation data regarding the levels of stock-based compensation awards to executives in comparable positions, but do not make annual grants as a matter of course. We may make individual grants in lieu of or in addition to cash compensation, or in other special circumstances such as the hiring or promotion of an executive.

     Also, although not an aspect of cash or incentive compensation, the Company seeks to attract and retain executives by providing a variety of benefit plans and programs, including a profit-sharing plan and a 401(k) plan (both of which are open to all eligible employees), an employee stock purchase plan under which all eligible employees may purchase certain amounts of Company stock at a discount, and a deferred compensation plan, as well as by providing perquisites. These benefits are generally designed to be competitive with those provided by other companies with which we compete for talent.

  Compensation for 2004:

     Base Salary. In January 2004, and as noted above, we reviewed, with the assistance of our independent compensation consultant, market data concerning base salaries and total cash compensation levels for similarly situated executives, at a peer group of publicly-traded REITs, based on available information for the year 2002 (the latest year for which such data was then available). As a result of this review, we increased base salaries for several senior executives. At the request of Mr. Wm. Polk Carey, his base salary has for many years been set well below competitive levels; nevertheless, we determined that an increase of $50,000 for 2004 to $300,000, was appropriate. We also determined that an increase in Mr. DuGan's base salary from $500,000 to $600,000 for 2004 was appropriate in light of his additional duties as head of the Company's Investment Department.

     Bonuses. Bonus payments for 2004 reflected our evaluation of both the Company's and the individual executive's performance as well as the individual's responsibilities, as discussed above. In particular, we gave weight to the Company's asset growth, investment volume, level of fundraising for the CPA(R) REITs, and funds from operations (FFO) growth during 2004, measured against the Company's targets, as well as to the successful completion of the merger of CIP(R) and CPA(R):15. Based on our overall evaluations, we generally awarded year-end bonuses at the same levels as for 2003, except with respect to Mr. DuGan, who in addition to a $1,000,000 bonus that was awarded based on his performance as President and Co-CEO (the same amount as for 2003), also received an aggregate additional bonus of $649,115 for his leadership of the Company's Investment Department. This additional bonus was determined under formulae related to compensation of members of that Department that have been in place for several years. We also determined that there would be a 20% deferral of bonuses for Wm. Polk Carey, Mr. DuGan (with part of Mr. DuGan's bonus related to his leadership of the Investment Department subject to a 25% deferral), Mr. Francis Carey and Mr. Park. These annual bonuses are being deferred, together with bonus payments to officers in the Investment Department generally, and will become payable if and when CPA(R):16 - Global achieves a non-compounded cumulative 6% distribution return to its shareholders, which in turn will trigger payment of deferred advisory fees to the Company. Mr. Park also received a special bonus during the year, payable half in cash and the remainder in restricted stock, in connection with his leadership in effecting the successful merger of CIP(R) and CPA(R):15.

     Stock-based awards. As described above, Mr. Park received a portion of his bonus award for 2004 in the form of restricted stock. Other than awards to Mr. DuGan and Mr. Park made with respect to 2003, and regular awards of options that are made in connection with amounts of compensation deferred under the Company's PEP Plan, there were no additional stock-based awards to executive officers for 2004.

     The Company has been advised by counsel that it is not subject to Section 162(m) of the Internal Revenue Code.

                                          Submitted by the Compensation
                                          Committee:

                                          Charles C. Townsend, Jr., Chairman
                                          Eberhard Faber, IV
                                          Reginald H. Winssinger

                             EMPLOYMENT AGREEMENTS

     Each of Gordon F. DuGan, Chief Executive Officer, and John J. Park, Managing Director and Chief Financial Officer, serves pursuant to an employment agreement entered into with W. P. Carey & Co., Inc. on April 7, 1997, which has been assumed by the Company, and which agreement contemplates services to be rendered for the Company and its subsidiaries. Messrs. DuGan and Park's employment terms under these agreements were initially through December 31, 2001 and 2000, respectively, but automatically renew each year for an additional one-year period unless affirmatively terminated with 90-days' advance notice by either of them or by the Company. The agreements provide for each to receive base salary (at least at the rate in effect in 1997, but which may be increased) and incentive compensation to be set by the Company. The agreements provide for participation in benefit programs, for reimbursement of reasonable business expenses, and for indemnification from claims arising out of the executive's performance of services for the Company and its subsidiaries.

     Each of Mr. DuGan's and Mr. Park's agreements provides that upon termination of employment on account of death, disability (as defined in the agreement), or for cause, payment is to be made of unpaid salary and other compensation (including disposition fees) already earned, along with payment of vested employee benefits. In the event of involuntary termination without cause (other than a termination due to disability or death), termination by the executive with good reason, and voluntary termination of employment by the executive within one year after a change of control, each agreement also provides for severance benefits to be paid on a monthly basis until the earlier of the first anniversary of the executive's termination of employment or the violation of any of the agreement's non-compete, confidentiality, or nonsolicitation requirements. Each monthly severance payment will equal the sum of the executive's monthly base salary as in effect immediately before his termination of employment, and an amount equal to 1/12 of any commission, disposition fees, and other incentive payments (including bonuses) paid to the executive during the 12 month period ending at the end of the month preceding the termination of employment. The amount of any severance payments, however, will be reduced by 75% of any amounts paid to the executive for services, whether as an employee, consultant or otherwise, during the period that severance benefits are payable. Each of the agreements also currently states that, rather than paying severance monthly, the employer can pay a lump sum equal to a discounted present value of the severance payments to be paid.

     For purposes of each agreement, prior to a change in control, the executive may only be treated as having terminated employment for good reason if the Company has materially breached its obligations under the agreement. After a change in control, each executive will generally be treated as having terminated employment for good reason if the executive terminates employment within 90 days following any of the following (if they occur without his consent and are not timely cured): a material adverse change in his duties and responsibilities, a reduction in his base salary (other than a proportionate adjustment applicable generally to similarly situated executives), or the relocation of his principal place of business to a location more than 35 miles outside of Manhattan, New York. Under the agreements, a change in control will generally occur if a majority of the members of the Board of the Company is not made up of individuals nominated by the Board or by members of the family of Wm. Polk Carey or by the board of certain related entities. After a change in control, the list of activities that can result in an involuntary termination being treated as being a termination for cause is limited. The agreements include provisions barring certain competitive activities for up to 18 months following termination of employment, and barring solicitation of certain Company employees for two years following termination of employment.

     Mr. DuGan's and Mr. Park's employment agreements have previously been disclosed as exhibits to the Company's Annual Report on Form 10-K for the year ended December 31, 2004.

                             AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Directors reports as follows with respect to the audit of W. P. Carey & Co. LLC's fiscal 2004 audited financial statements and management's report of internal controls over financial reporting.

     The audit functions of the Committee focus on the adequacy of W. P. Carey & Co. LLC's internal controls and financial reporting procedures, the performance of W. P. Carey & Co. LLC's internal audit function and the independence and performance of W. P. Carey & Co. LLC's independent accountants, PricewaterhouseCoopers LLP. The Committee meets periodically with management to consider the adequacy of internal controls and the objectivity of W. P. Carey & Co. LLC's financial reporting. The Committee discusses these matters with appropriate internal financial personnel as well as independent accountants. W.
P. Carey & Co. LLC has also engaged KPMG to manage its internal audit function. The Committee held four regularly scheduled quarterly meetings during 2004, and also met eight additional times.

     Management has primary responsibility for W. P. Carey & Co. LLC's financial statements and management's report of internal controls over financial reporting and the overall reporting process, including W. P. Carey & Co. LLC's system of internal controls. The independent accountants audit the annual financial statements and management's report of internal controls over financial reporting prepared by management, express an opinion on the conformity of the audited financial statements and management's report of internal controls over financial reporting with accounting principles generally accepted in the United States of America and discuss with the Committee any issues they believe should be raised with us. The Committee monitors these processes, relying without independent verification on the information provided to us and on the representations made by management and the independent accountants.

     The Committee has reviewed and discussed the audited financial statements and management's report of internal controls over financial reporting with the management of W. P. Carey & Co. LLC. The directors who serve on the Audit Committee are all "independent" as defined in the New York Stock Exchange listing standards and applicable rules of the Securities and Exchange Commission. That is, the Board of Directors has determined that none of us has a relationship to W. P. Carey & Co. LLC that may interfere with our independence from W. P. Carey & Co. LLC and its management.

     The Committee has discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61. The Committee has received written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 and has discussed with the accountants the accountants' independence from W. P. Carey & Co. LLC. Based on review and discussions of the audited financial statements and management's report of internal controls over financial reporting of W. P. Carey & Co. LLC with management and discussions with the independent accountants, the Audit Committee recommended to the Board of Directors that the audited financial statements and management's report of internal controls over financial reporting for the fiscal year ended December 31, 2004 be included in the Annual Report on Form 10-K for filing with the Securities and Exchange Commission. The Board of Directors has adopted a formal written charter for the Audit Committee, which charter is reviewed annually.

                                          Submitted by the Audit Committee:

                                          Nathaniel S. Coolidge, Chairman
                                          Eberhard Faber, IV
                                          Charles C. Townsend, Jr.
                                          Ralph F. Verni

FINANCIAL EXPERT

     The Board of Directors has determined that Ralph F. Verni, an independent director and member of the Audit Committee, is a "financial expert" as defined in Item 401 of Regulation S-K under the Securities Act of 1933, as amended.

FEES BILLED BY PRICEWATERHOUSECOOPERS LLP DURING FISCAL YEARS 2004 AND 2003

     The following table sets forth the approximate aggregate fees billed to W.
P. Carey & Co. LLC during fiscal years 2004 and 2003 by PricewaterhouseCoopers LLP, categorized in accordance with SEC definitions and rules:

                                                                 2004         2003
                                                              ----------   ----------
Audit Fees(1)...............................................  $  429,600   $  508,900
Audit Related Fees(2).......................................     229,800       53,200
Tax Fees(3).................................................   1,121,200    1,094,100
All Other Fees(4)...........................................          --           --
                                                              ----------   ----------
  Total Fees................................................  $1,780,600   $1,656,200

---------------

(1) AUDIT FEES: This category consists of fees for professional services rendered for the audit of W. P. Carey & Co. LLC's fiscal 2004 and 2003 financial statements and management's report of internal controls over financial reporting included in the Annual Reports on Form 10-K, (including services incurred with respect to rendering an opinion under Section 404 of the Sarbanes-Oxley Act of 2002) the review of the financial statements and management's report of internal controls over financial reporting included in the Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 2004 and 2003, and other audit services including certain statutory audits and SEC registration statement review and the related issuance of comfort letters and consents.

(2) AUDIT RELATED FEES: This category consists of audit related services performed by PricewaterhouseCoopers LLP and includes primarily services related to the Section 404 internal control readiness assistance and accounting consultations in connection with transactions and the audit of the benefit plan.

(3) TAX FEES: This category consists of fees billed to W. P. Carey & Co. LLC by PricewaterhouseCoopers LLP for tax compliance and consultation services.

(4) ALL OTHER FEES: No fees were billed for other services rendered by PricewaterhouseCoopers LLP for the years ended 2004 and 2003.

PRE-APPROVAL POLICIES

     The Audit Committee's policy is to pre-approve all audit and permissible non-audit services provided by the independent accountants. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services. The independent accountant and management are required to report periodically to the Audit Committee regarding the extent of services provided by the independent accountant in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. For fiscal year 2004, pre-approved non-audit services included all of those services described above for "Audit Related Fees" and "Tax Fees."

                 SHAREHOLDER PROPOSALS AND OTHER COMMUNICATIONS

SHAREHOLDER PROPOSALS

     The date by which shareholder proposals must be received by W. P. Carey & Co. LLC for inclusion in proxy materials relating to the 2006 Annual Meeting of Shareholders is December 15, 2005.

     In order to be considered at the 2006 Annual Meeting, shareholder proposals, including shareholder nominations for director, must comply with the advance notice and eligibility requirements contained in

W. P. Carey & Co. LLC's By-Laws. The By-Laws provide that shareholders are required to give advance notice to W. P. Carey & Co. LLC of any business to be brought by a shareholder before an annual shareholders' meeting. For business to be properly brought before an annual meeting by a shareholder, the shareholder must give timely written notice thereof to the Secretary of W. P. Carey & Co. LLC. In order to be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not fewer than 90 days nor more than 120 days prior to the first anniversary of the preceding year's annual meeting. In the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the shareholder to be timely must be delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.

     The notice shall set forth:

     - as to each person whom the shareholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected);

     - as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and of the beneficial owner, if any, on whose behalf the proposal is made; and

     - as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (i) the name and address of such shareholder, as they may appear on the Company's books, and of such beneficial owner and (ii) the class and number of shares of
       W. P. Carey & Co. LLC which are owned beneficially and of record by such shareholder and such beneficial owner.

     A copy of the Company's By-Laws is available upon request. Such requests and any shareholder proposals should be sent to Susan C. Hyde, Secretary, W. P. Carey & Co. LLC, 50 Rockefeller Plaza, New York, NY 10020. These procedures apply to any matter that a shareholder wishes to raise at the 2006 Annual Meeting, including those matters raised other than pursuant to 17 C.F.R.
sec. 240.14a-8 of the rules and regulations of the SEC. A shareholder proposal that does not meet the above requirements will be considered untimely, and any proxy solicited by W. P. Carey & Co. LLC may confer discretionary authority to vote on such proposal.

COMMUNICATION WITH THE BOARD

     Shareholders who wish to send communications on any topic to the Board, the Lead Director or the independent directors as a group may do so by writing to the Lead Director, W. P. Carey & Co. LLC, 50 Rockefeller Plaza, New York, NY 10020. The Nominating and Corporate Governance Committee has approved a process for handling communications to the Board in which the Corporate Secretary, Susan
C. Hyde, monitors communications from shareholders and provides copies or summaries of such communications to the directors as she considers appropriate. The Board will give appropriate attention to written communications that are submitted by shareholders, and will respond if and as appropriate. Absent unusual circumstances or as contemplated by committee charters and subject to any required assistance or advice from legal counsel, Ms. Hyde is primarily responsible for monitoring communications from shareholders and for providing copies or summaries of such communications to the directors as she considers appropriate.

                               PERFORMANCE GRAPH

     The graph below provides an indicator of cumulative shareholder returns for
W. P. Carey & Co. LLC as compared with the S&P 500 Stock Index and the NAREIT Equity Index.

                              (PERFORMANCE GRAPH)

---------------------------------------------------------------------------------------------------------------------------------
                                     1/1/1998  12/31/1998  12/31/1999  12/31/2000  12/31/2001  12/31/2002  12/31/2003  12/31/2004
---------------------------------------------------------------------------------------------------------------------------------
WPC                                   100.00     106.71      100.88      119.21      165.63      189.54      247.99      302.10
---------------------------------------------------------------------------------------------------------------------------------
NAREIT Equity Index                   100.00      82.50       78.69       99.43      113.29      117.61      161.29      212.22
---------------------------------------------------------------------------------------------------------------------------------
S&P 500 Index                         100.00     128.58      155.62      139.84      122.75       95.62      123.05      136.43
---------------------------------------------------------------------------------------------------------------------------------

                             DIRECTOR INDEPENDENCE

     In March 2004, the Board of Directors adopted W. P. Carey & Co. LLC's Corporate Governance Guidelines. The Guidelines adopted by the Board meet or exceed the new listing standards adopted during that year by the New York Stock Exchange. The Guidelines can be found in the "WPC Investor Relations" section of
W. P. Carey & Co. LLC's website (www.wpcarey.com). A copy may also be obtained upon request from our Secretary, Susan C. Hyde.

     Pursuant to the Guidelines, the Board undertook its annual review of director independence in March 2005. During this review, the Board considered transactions and relationships between each director or any member of his or her immediate family and W. P. Carey & Co. LLC and its subsidiaries and affiliates, including those reported under "Certain Relationships and Related Transactions" below. The Board also examined transactions and relationships between directors or their affiliates and members of our senior management or their affiliates. As provided in the Guidelines, the purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent.

     The New York Stock Exchange also requires that the Board of Directors determine whether a director is "independent" for purposes of the Exchange's listing standards. The Nominating and Corporate Governance Committee has asked each director to specify in writing the nature of any material relationships the director may have with the Company, including, but not limited to, any relationships that would specifically preclude a finding of "independence" under the Listing Standards. Upon review of these disclosures, the Board has affirmatively determined that none of the directors noted as "independent" in this proxy statement has a material relationship with
W. P. Carey & Co. LLC that would preclude such director's independence.

     As a result of this review, the Board affirmatively determined that Messrs. Coolidge, Faber, Klein, Townsend, Verni, von Koller and Winssinger are independent of the Company and its management under the standards set forth in the Corporate Governance Guidelines. Messrs. Wm. Polk Carey, Francis Carey, DuGan and Stoddard are considered affiliated directors because of their relationship to, or employment as senior executives of, W. P. Carey & Co. LLC and its affiliates.

                                CODES OF ETHICS

     W. P. Carey & Co. LLC's Board of Directors has adopted a Code of Ethics which sets forth the standards of business conduct and ethics applicable to all of our employees, including our principal executive officers and directors. The Board of Directors has also adopted a Code of Ethics for Chief Executive Officers and Senior Financial Officers, which contains additional standards for senior officers. Both of these codes are available on the Company's website (www.wpcarey.com) in the "WPC Investor Relations" section. We also intend to post amendments to or waivers from the Code of Ethics (to the extent applicable to our chief executive officer, principal financial officer and principal accounting officer) or to the Code of Ethics for Chief Executive Officers and Senior Financial Officers at this location on the website. Francis J. Carey has been appointed the Company's Chief Ethics Officer.

                              CERTAIN TRANSACTIONS

PAYMENTS BY W. P. CAREY & CO. LLC TO RELATED PARTIES

     In connection with the acquisition of the operations of Carey Management LLC in June 2000, the purchase agreement between the Company and Carey Management LLC provided for a total of up to 2,000,000 shares to be issued over four years, if certain performance criteria were achieved, to shareholders of Carey Management LLC, including shares issued in satisfaction of vested interests held by such individuals in certain benefit plans of Carey Management LLC. During 2004, 500,000 shares were issued in connection with W. P. Carey & Co. LLC meeting the performance criteria for the applicable period ended during 2003, making a total of 1,900,000 of the 2,000,000 possible shares that were earned and paid over the four year period. The agreement has now terminated. Of the shares issued in 2004, 166,657 were distributed to Mr. Wm. Polk Carey, 32,593 to Mr. DuGan, 1,860 to Mr. Francis Carey and 15,210 to Mr. Park, and 218,260 were distributed to W. P. Carey & Co. Inc.

PAYMENTS TO W. P. CAREY & CO. LLC FROM RELATED PARTIES

     Carey Asset Management earns fees as the advisor to the four affiliated CPA(R) REITs. During 2004, the CPA(R) REITs retained CAM to provide advisory services in connection with identifying and analyzing prospective property investments as well as providing day-to-day management services. For services provided to each of CPA(R):12; CPA(R):14 and CPA(R):15, the advisor earns an asset management fee and a performance fee, each equal to a percentage of average invested assets. The payment of the performance fees, however, is subordinated to specified returns to shareholders. During 2004, the asset management and performance fees earned by the advisor totaled $45.804 million, of which approximately half, representing the performance fees, was paid in restricted shares of the applicable CPA(R) REIT. For services provided to CPA(R):16 - Global, the advisor earns an asset management fee equal to a percentage of the average invested assets of CPA(R):16 - Global, of which one-half is deferred until a threshold return to investors has been received. During 2004, the asset management fee paid to the advisor was $819 thousand, and an additional $819 thousand will become payable only if the threshold is met. In addition, during 2004, in return for performing services related to the CPA(R) REITs' real estate purchases (other than in connection with the merger of CPA(R):15 with CIP(R)), the advisor earned structuring, development, acquisition and mortgage placement fees of $43.185 million, payment of $14.875 million of which was subordinated and deferred. During 2004, the CPA(R) REITs paid

$7.986 million to the advisor in respect of previously subordinated and deferred fees plus interest thereon. In connection with the merger of CPA(R):15 with CIP(R), the advisor received acquisition fee and expense payments of $11.493 million, of which $5.108 million was deferred; as well as disposition fees and subordinated incentive fees, relating to providing a liquidity event for CIP(R), of $46.359 million. During 2004, CPA(R):16 - Global paid an acquisition expense allowance of $1.983 million to the advisor in connection with the completion of acquisitions. Also during 2004, Carey Financial Corporation, an affiliate of W.
P. Carey & Co. LLC, became entitled to receive sales commissions and selected dealer fees of $32.776 million and $7.636 million, respectively, which were, in turn, reallowed to unaffiliated broker/dealers, in connection with CPA(R):16 - Global's best efforts offering of common stock. CPA(R):16 - Global also reimbursed the advisor for certain of its expenses related to such offering during 2004, in the aggregate amount of $8.997 million. Because the CPA(R) REITs do not have their own employees, the advisor employs, directly and through its affiliate, Carey Management Services, Inc., officers and other personnel to provide services to the CPA(R) REITs. During 2004, $6.843 million was paid to the advisor by the CPA(R) REITs to cover such personnel expenses, which amount includes both cash compensation and employee benefits. Under a similar arrangement, W. P. Carey & Co., Inc. paid $771 thousand in 2004 to CAM for the expenses of personnel who performed services for W. P. Carey & Co., Inc. In addition, pursuant to a cost-sharing arrangement among the advisor, the CPA(R) REITs, W. P. Carey & Co., Inc. and other affiliates of the advisor, each pays its proportionate share, based on adjusted revenues, of office rental expenses at 50 Rockefeller Plaza and of certain other overhead expenses.

LIVHO, INC. TRANSACTION

     In connection with the consolidation of the nine CPA(R) partnerships in 1998, W. P. Carey & Co. LLC obtained a hotel in Livonia, Michigan which was not subject to a lease. W. P. Carey & Co. LLC would be taxed as a corporation if it received more than a small percentage of its income from the operation of a hotel. In order to avoid taxation as a corporation, W. P. Carey & Co. LLC in 1998 leased the hotel to Livho Inc., a corporation wholly-owned by Francis J. Carey, its chairman, pursuant to a two-year lease which was subsequently modified and extended. Livho Inc.'s rent for 2004 was $1,800,000. Livho, Inc.'s net loss for 2004 was approximately $1,033,000. Francis J. Carey, as sole shareholder, did not receive a dividend payment from Livho, as excess cash flow was applied to rental arrearages due to W. P. Carey & Co. LLC. In March 2005, the Company approved a plan to sell this property. If the property is sold pursuant to this plan it is unlikely that Mr. Carey will receive any dividend payments.

REGINALD WINSSINGER INVESTMENTS

     W. P. Carey & Co. LLC director Reginald Winssinger and members of his family are co-investors with W. P. Carey & Co. LLC in several of the Company's properties that are located in France. Specifically, Mr. Winssinger and/or his family members purchased, at the time of and on the same terms as the purchase of the properties by W. P. Carey & Co. LLC: (i) a 7.2% ownership interest in the properties leased to multiple tenants in Pantin, France for an original investment of $139,000, (ii) a 7.2% ownership interest in the property leased to Tellit Assurances for an original investment of $76,289, (iii) a 7.2% ownership interest in the property leased to Direction Regional Des Affaires Sanitaires et Sociales for an original investment of $39,552, (iv) a 5.8% ownership interest in the property leased to Societe de Traitements DSM Food Specialties for an original investment of $45,826 and (v) a 15% ownership interest in the properties leased to Bouyges Telecom SA for an original investment of $525,383. These properties were purchased between May 1998 and December 2001.

                                  PROPOSAL TWO

       AMENDMENT AND RESTATEMENT OF THE W. P. CAREY & CO. LLC AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT TO ELIMINATE THE CLASSIFIED
       BOARD STRUCTURE AND PROVIDE FOR THE ELECTION OF DIRECTORS ANNUALLY

     W. P. Carey & Co. LLC's Amended and Restated Limited Liability Company Agreement currently provides that the Board of Directors shall be divided into three classes, as nearly equal in numbers as the total number of directors constituting the entire Board of Directors permits, with the term of office of one class expiring each year. Each year, the shareholders are requested to elect approximately one-third of the Company's directors to serve for three-year terms. The term of the Class II directors is set to expire at the 2005 annual meeting of shareholders, and the terms of the Class I and III directors are set to expire at the 2007 and 2006 annual meetings, respectively.

     In April 2005, the Board of Directors unanimously approved and adopted, subject to shareholder approval, an amendment to the Company's Limited Liability Company Agreement to eliminate the classified structure of the Board of Directors. If this amendment is approved by the shareholders, each director will hereafter be elected for a one-year term.

     The proposed Amended and Restated Limited Liability Company Agreement is attached to this Proxy Statement as Appendix B and must be approved by the holders of a majority of the outstanding shares entitled to vote at the annual meeting.

     The Board of Directors believes that it is beneficial to W. P. Carey & Co. LLC and its shareholders to declassify the Board structure. The elimination of the classified board structure will allow the Company's shareholders to vote on all of the directors each year, thereby creating an environment in which all directors are equally accountable at all times for the Company's performance. The Board believes that accountability is an important component of good corporate governance practices and that such practices enhance the Company's ability to compete and succeed in a highly competitive environment. Also, the Board believes that the shareholders will have greater flexibility to elect directors and exercise influence over the Company if directors are subject to re-election each year.

     Among the arguments for retaining a classified Board structure are that the classified Board structure is designed to help the Board maintain greater continuity of experience, in that a majority of directors at any given time will have at least one year of experience with the business and operation of the Company. Also, a classified Board reduces the possibility of a hostile takeover of the Company, because a majority of the Board will not be subject to re-election in any single year. Taking these benefits of classification into consideration, the Board of Directors nevertheless believes that sound corporate governance policies and shareholder accountability are of foremost importance to shareholders.

     It will not be known until the conclusion of this year's annual meeting whether the proposal to amend the Limited Liability Company Agreement will be approved, and therefore only the Class II directors will be elected at this year's annual meeting. However, each of the Class I directors and each of the Class II nominees has agreed that, if this Proposal Two is adopted, each will resign his position on the Board of Directors, effective at next year's annual meeting. Thus, if Proposal 2 is adopted, directors of all three classes will serve only until the 2006 annual meeting, at which time all of the then-nominees will be elected to concurrent one-year terms, and the classification of the board will cease.

     In connection with amending and restating the Amended and Restated Limited Liability Company Agreement, certain provisions have been revised to eliminate or change outdated material. None of such changes is substantive or affects the rights of shareholders in any way.

     The Board of Directors unanimously recommends a vote "FOR" approval of the Amended and Restated Limited Liability Company Agreement.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based on a review of its records and written representations, W. P. Carey & Co. LLC believes that during 2004, its officers and directors complied with the beneficial ownership reporting requirements of the Securities Exchange Act, except for the following:

                                                                                NUMBER OF
                                                                             TRANSACTIONS NOT
                                                               NUMBER OF      REPORTED ON A
NAME OF REPORTING PERSON                                      LATE REPORTS     TIMELY BASIS
------------------------                                      ------------   ----------------
Francis J. Carey............................................       1                1
Wm. Polk Carey..............................................       2                2
Gordon F. DuGan.............................................       3                4
Eberhard Faber, IV..........................................       1                1
Lawrence R. Klein...........................................       1                1
John J. Park................................................       1                2
Charles C. Townsend, Jr. ...................................       1                1
George E. Stoddard..........................................       1                1
Ralph F. Verni..............................................       1                1
Dr. Karsten von Koller......................................       2                1
Reginald Winssinger.........................................       1                1

     During 2004, the Company made a number of administrative errors and corrected several administrative errors for prior years, relating to certain purchases by Mr. Wm. Polk Carey and other transactions by directors and officers. These administrative errors resulted in several transactions not being reported in a timely manner, as reflected above. The Company has made changes in its administrative processes in an effort to minimize such errors going forward.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     From W. P. Carey & Co. LLC's inception, it has engaged the firm of PricewaterhouseCoopers LLP as its Independent Registered Public Accounting Firm. It is in the process of engaging PricewaterhouseCoopers LLP as auditors for 2005. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting to make a statement, if he or she desires to do so, and to respond to appropriate questions from shareholders.

                                                                      APPENDIX A

                             W. P. CAREY & CO. LLC
                   AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                                    CHARTER

I.  GENERAL

     The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements and (3) the independence, qualifications and performance of the Company's internal audit function and independent auditors.

     The Audit Committee shall consist of no fewer than three members. The members of the Audit Committee shall meet the independence and experience requirements of the New York Stock Exchange, the Securities Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission. The members of the Audit Committee shall be appointed by the Board on the recommendation of the Nominating Committee. Each Committee member shall be able to read and understand financial statements and be financially literate. No person who beneficially owns 20% or more of the Company's equity securities may chair the Audit Committee or vote at any Audit Committee proceedings.

     The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee, and the Company shall provide appropriate funding therefor. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

     The Audit Committee shall make regular reports to the Board.

II.  RESPONSIBILITIES AND DUTIES

     To fulfill its responsibilities and duties the Audit Committee shall:

  DOCUMENTS/REPORTS REVIEW

     1. Review and reassess the adequacy of this Charter annually and submit it to the Board for approval.

     2. Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices, the adequacy of internal controls that could significantly affect the Company's financial statements and the Company's disclosures under the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section of the Company's Form 10-K. Recommend to the board of directors that the audited financial statements be included in the company's Annual Report on Form 10-K filed with the Securities and Exchange Commission.

     3. Review the regular internal reports to management prepared by those responsible for the internal audit function and management's response.

     4. Review with financial management and the independent auditors the 10-Q prior to its filing or prior to the release of earnings. The Chair of the Committee may represent the entire Committee for purposes of this review.

  INDEPENDENT AUDITORS

     5. Appoint or replace the independent auditors, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent auditors. The independent auditors are ultimately accountable to the Audit Committee and the Board, and shall report directly to the Audit Committee. The Audit Committee may consult with management but may not delegate these responsibilities.

     6. Review the performance of the independent auditors. Such review shall include a consideration of whether, in order to assure continuing auditor independence, the lead audit partner or the audit firm itself must be rotated.

     7. Review with the independent auditors, out of the presence of management, internal controls, the fullness and accuracy of the organization's financial statements and any management letter provided by the auditor and the Company's response to that letter.

     8. Approve the fees paid to the independent auditors.

     9. Preapprove all services to be performed by the independent auditors, including any non-audit services, and cause the Company to properly disclose any approvals of non-audit services by the Audit Committee. Such preapprovals may be delegated to a subcommittee of one or more Committee members, provided that decisions of such subcommittee to grant preapprovals shall be presented to the full Audit Committee at its next scheduled meeting.

  FINANCIAL REPORTING PROCESSES

     10. In consultation with the independent auditors and those responsible for the internal audit function, review the integrity of the organization's financial reporting processes, both internal and external.

     11. Consider the independent auditors judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

     12. Consider and review, if appropriate, major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditors, management, or those responsible for the internal audit function.

     13. Meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

     14. Meet regularly and separately with management, personnel responsible for the internal audit function and with the independent auditors to oversee the Company's internal audit functions and internal controls.

     15. Review and discuss with management earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies.

  PROCESS IMPROVEMENT

     16. Meet with the independent auditor prior to the audit to review the planning and staffing of the audit.

     17. Establish regular and separate systems of reporting to the Audit Committee by each of management, the independent auditors and those responsible for the internal audit function regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

     18. Following completion of the annual audit, review separately with each of management, the independent auditors and those responsible for the internal audit function any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information, and management's response.

     19. Review any significant disagreement among management and the independent auditors or those responsible for the internal audit function in connection with the preparation of the financial statements.

     20. Review with the independent auditors, those responsible for the internal audit function and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)

     21. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

     22. Set clear hiring policies for the Company as to employees or former employees of the independent auditors.

  ETHICAL AND LEGAL COMPLIANCE

     23. Review activities, organizational structure and qualifications of those responsible for the internal audit function.

     24. Review, with the organization's counsel, legal compliance matters including corporate securities trading policies.

     25. Review, with the organization's counsel, any legal matter that could have a significant impact on the organization's financial statements.

     26. Perform any other activities consistent with this Charter, the Company's Bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

     27. Oversee the preparation of and approve the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

     28. Evaluate the performance of the Audit Committee annually.

     29. Oversee:

          (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and

          (b) the procedure for and review, the submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

                                                                      APPENDIX B

                              AMENDED AND RESTATED
                      LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                             W. P. CAREY & CO. LLC
                     (a Delaware limited liability company)

     THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (the "Agreement") of W. P. CAREY & CO. LLC, a Delaware limited liability company (the "Company"), dated as of April 25, 2005, is entered into by and among those Persons who have executed this Agreement or a counterpart hereof, or who become parties hereto pursuant to the terms of this Agreement.

                                  WITNESSETH:

     WHEREAS, this Agreement shall constitute the Limited Liability Company Agreement of the Company, and shall be binding upon all Persons (as defined herein) now or at any time hereafter who are Shareholders (as defined herein).

     NOW, THEREFORE, in consideration of the mutual covenants and obligations set forth in this Agreement, and of other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending legally to be bound, hereby agree as follows:

                                   ARTICLE 1

                                  Definitions

     Capitalized terms used in this Agreement shall have the meanings set forth below or in the Section of this Agreement referred to below, except as otherwise expressly indicated or limited by the context in which they appear in this Agreement. All terms defined in this Article 1 or in the preamble to this Agreement in the singular have the same meanings when used in the plural and vice versa.

     1.1. "Acquiring Person" shall have the meaning set forth in Section 13.1 of this Agreement.

     1.2. "Act" means the Delaware Limited Liability Company Act, Del. Code Ann. tit. 6, sec.sec.18-101 et seq., as amended from time to time.

     1.3. "Adjusted Capital Account Deficit" means with respect to any Shareholder, the negative balance, if any, in such Shareholder's Capital Account as of the end of any relevant Fiscal Year, determined after giving effect to the following adjustments:

          (a) credit to such Capital Account any portion of such negative balance which such Shareholder (i) is treated as obligated to restore to the Company pursuant to the provisions of Section 1.704-1(b)(2)(ii)(c) of the Treasury Regulations, or (ii) is deemed to be obligated to restore to the Shareholder pursuant to the penultimate sentences of Section 1.704-2(g)(1) and 1.704-2(i)(5) of the Treasury Regulations; and

          (b) debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6) of the Treasury Regulations.

     1.4. "Affiliate" means, with respect to any Person, (i) any Person directly or indirectly controlling, controlled by or under common control with such Person; (ii) any Person owning or controlling 10% or more of the outstanding voting securities of such Person; (iii) any officer, director or partner of such Person or of any Person specified in (i) or (ii) above; and (iv) any Person in which any officer, director or partner of any Person specified in
(iii) above is an officer, director or partner.

     1.5. "Agreement" means this Amended and Restated Limited Liability Company Agreement of the Company, as may be amended, restated, supplemented or otherwise modified from time to time as herein provided.

     1.6. "Announcement Date" shall have the meaning set forth in Section 12.3 of this Agreement.

     1.7.  "Associate" shall have the meanings set forth in Sections 12.1 and
13.1 of this Agreement.

     1.8. "Beneficial Owner" shall have the meaning set forth in Section 12.1 of this Agreement.

     1.9. "Board of Directors" or "Board of Managers" or "Board" means the board on which all of the Company's Managers sit, in their capacities as Managers.

     1.10. "Book Gain" or "Book Loss" means the gain or loss recognized by the Company for Section 704(b) book purposes in any Fiscal Year by reason of any sale or disposition with respect to any of the assets of the Company. Such Book Gain or Book Loss shall be computed by reference to the Book Value of such property or assets as of the date of such sale or disposition (determined in accordance with Section 1.12 of this Agreement), rather than by reference to the tax basis of such property or assets as of such date, and each and every reference herein to "gain" or "loss" shall be deemed to refer to Book Gain or Book Loss, rather than to tax gain or tax loss, unless the context manifestly otherwise requires.

     1.11. "Book Value" means, with respect to any asset of the Company, such asset's adjusted basis for federal income tax purposes, except as follows:

          (a) the initial Book Value of any asset contributed by a Shareholder to the Company shall be the gross fair market value of such asset, without reduction for liabilities, as determined by the contributing Shareholder and the Company on the date of contribution thereof;

          (b) if the Managing Member reasonably determines that an adjustment is necessary or appropriate to reflect the relative economic interests of the Shareholders, the Book Values of all Company assets shall be adjusted in accordance with Sections 1.704-1(b)(2)(iv)(f) and (g) of the Treasury Regulations to equal their respective gross fair market values, without reduction for liabilities, as reasonably determined by the Managing Member, as of the following times:

             (1) a Capital Contribution (other than a de minimis Capital Contribution) to the Company by a new or existing Shareholder as consideration for a Share; or

             (2) the distribution by the Company to a Shareholder of more than a de minimis amount of Company assets as consideration for the repurchase of a Share; or

             (3) the liquidation of the Company within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Treasury Regulations;

          (c) the Book Value of Company assets distributed to any Shareholder shall be the gross fair market values of such assets (taking Section 7701(g) of the Code into account) without reduction for liabilities, as reasonably determined by the Managing Member as of the date of distribution; and

          (d) The Book Value of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Sections 734(b) or 743(b) of the Code, but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Section 1.704-1(b)(2)(iv)(m) of the Treasury Regulations (as set forth in Section 3.3); provided, however, that Book Values shall not be adjusted pursuant to this paragraph (d) to the extent the Managing Member reasonably determines that an adjustment pursuant to paragraph (b) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this paragraph (d).

At all times, Book Value shall be adjusted by any Depreciation taken into account with respect to the Company's or a CPA(R) Partnership's assets for purposes of computing Profit and Loss.

     1.12.  "Business Combination" shall have the meaning set forth in Section
12.1 of this Agreement.

     1.13. "Bylaws" means the bylaws of the Company, as amended from time to time, governing various aspects of the operation of the Company and the rights and obligations of its Shareholders, Board of Directors, officers and other agents. The Bylaws shall be deemed an amendment and supplement to and part of this Agreement after they are adopted by the Board of Directors in accordance with Section 7.1(a). All provisions of the Bylaws not inconsistent with law or this Agreement shall be valid and binding.

     1.14.  "Capital Account" shall have the meaning ascribed thereto in Section
3.3 of this Agreement.

     1.15. "Capital Contributions" means the total amount of cash and the fair market value of other property contributed to the Company by the Shareholders.

     1.16. "Capital Transactions" means (a) any sale, exchange, taking by eminent domain, damage, destruction or other disposition of all or any part of the assets of the Company, other than tangible personal property disposed of in the ordinary course of business; or (b) any financing or refinancing of any Company indebtedness; provided, that the receipt by the Company of Capital Contributions shall not constitute Capital Transactions.

     1.17. "Certificate" means the "Certificate of Formation" of the Company, as originally filed with the office of the Secretary of State of the State of Delaware, as amended, restated, supplemented or otherwise modified from time to time as herein provided.

     1.18. "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any subsequent federal law of similar import, and, to the extent applicable, any Treasury Regulations promulgated thereunder.

     1.19. "Company" means the limited liability company heretofore formed and continued hereby in accordance with this Agreement by the parties hereto, as such limited liability company may from time to time be constituted.

     1.20. "Company Interest" means a limited liability company interest in the Company, and, if the context so allows, the percentage of a limited liability company interest as compared to all of the aggregate Capital Accounts of all Shareholders (as such percentage may be changed from time to time to reflect adjustments as provided for in this Agreement); it being understood and agreed that this term shall not be deemed to apply to any debt incurred by the Company (directly or indirectly), including but not limited to through custodial, trust, or similar or other arrangements.

     1.21. "Consent" means either the consent given by vote at a duly called and held meeting or the prior written consent, as the case may be, of a Person to do the act or thing for which the consent is solicited, or the act of granting such consent, as the context may require.

     1.22. "Control Shares" shall have the meaning set forth in Section 13.1 of this Agreement.

     1.23. "CPA(R) Partnership" means Corporate Property Associates, a California limited partnership, Corporate Property Associates 4, a California limited partnership, Corporate Property Associates 6, a California limited partnership, Corporate Property Associates 9, L.P., a Delaware limited partnership or any of them.

     1.24. "Depreciation" means, for each Fiscal Year, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other period for federal income tax purposes; provided, that if the Book Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of any such year or other period, Depreciation shall be an amount that bears the same relationship to the Book Value of such asset as the depreciation, amortization, or other cost recovery deduction computed for federal income tax purposes with respect to such asset for the applicable period bears to the adjusted tax basis of such asset at the beginning of such period, or if such asset has a zero adjusted tax basis, Depreciation shall be an amount determined under any reasonable method selected by the Board of Directors.

     1.25.  "Determination Date" shall have the meaning set forth in Section
12.3 of this Agreement.

     1.26.  "Director" shall have the same meaning as Manager.

     1.27. "Distribution Payment Date" means each such date as the Board of Directors shall declare for a distribution to Shareholders.

     1.28. "Entity" means any general partnership, limited partnership, corporation, joint venture, trust, limited liability company, limited liability partnership, business trust, cooperative, or association. An Entity may or may not be an Affiliate of the Company or of a Company Affiliate.

     1.29. "Fiscal Year" means the fiscal year of the Company and shall be the same as its taxable year, which shall be the calendar year unless otherwise determined by the Board of Directors in accordance with the Code.

     1.30.  "Five Year Tolling Period" shall have the meaning set forth in
Section 12.2 of this Agreement.

     1.31. "Future Shares" shall have the meaning set forth in Section 3.1 of this Agreement.

     1.32. "Independent Director" means a Director of the Company who, in the opinion of the Board of Directors of the Company, is free from any relationship that would interfere with the exercise of independent judgment. A Director of the Company who is an Affiliate of the Company or an officer or employee of the Company or its Subsidiaries or Affiliates would not qualify as an Independent Director.

     1.33. "Interested Shares" shall have the meaning set forth in Section 13.1 of this Agreement.

     1.34. "Interested Party" shall have the meaning set forth in Section 12.1 of this Agreement.

     1.35.  "Limited Partner" means a limited partner of a CPA Partnership.

     1.36.  "Listed Shareholders" means the holders of Listed Shares.

     1.37. "Listed Shares" shall have the meaning set forth in Section 3.1 of this Agreement.

     1.38. "Managers" means those individuals serving on the Board of Directors of the Company, including successor or additional Managers duly elected in accordance with the terms of this Agreement in their capacities as "Managers" of the Company within the meaning of the Act.

     1.39. "Market Value" shall have the meaning set forth in Section 12.1 of this Agreement.

     1.40. "Members" means all Persons who become Members as herein provided and who are listed as members of the Company in the books and records of the Company, in such Persons' capacity as "Members" of the Company within the meaning of the Act.

     1.41. "Nonrecourse Deductions" has the meaning set forth in Sections 1.704-2(b)(1) and 1.704-2(c) of the Treasury Regulations.

     1.42. "Nonrecourse Liabilities" has the meaning set forth in Section 1.704-2(b)(3) of the Treasury Regulations.

     1.43. "Partner Minimum Gain" means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Treasury Regulations Section 1.704-2(i)(3).

     1.44. "Partner Nonrecourse Debt" has the meaning set forth in Treasury Regulations Section 1.704-2(b)(4).

     1.45. "Partner Nonrecourse Deductions" has the meaning set forth in Treasury Regulations Section 1.704-2(i)(2), and the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Company taxable year shall be determined in accordance with the rules of Treasury Regulations Section 1.704-2(i)(2).

     1.46. "Partnership Minimum Gain" has the meaning set forth in Treasury Regulations Section 1.704-2(b)(2), and the amount of Partnership Minimum Gain, as well as any net increase or decrease in a

Partnership Minimum Gain, for a Company taxable year shall be determined in accordance with the rules of Treasury Regulations.

     1.47. "Permitted Selling Expenses" means the out-of-pocket expenses actually incurred directly by a CPA(R) Partnership in the course of selling a particular Property, or by securing such Property; or, if no such actual sale has occurred in the case in question, the out-of-pocket expenses which would have been incurred directly by such CPA(R) Partnership (based on local conditions and practices existing at the time) had such CPA(R) Partnership sold a particular Property.

     1.48. "Person" means any individual or Entity, and the heirs, executors, administrators, legal representatives, successors, and assigns of such Person where the context so admits.

     1.49. "Profit" and "Loss" means, for each Fiscal Year or other period for which allocations to Shareholders are made, an amount equal to the Company's taxable income or loss for such year or period, determined in accordance with
Section 703(a) of the Code (provided, that for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to
Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments:

          (a) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profit or Loss pursuant to this provision shall be added to such taxable income or loss;

          (b) Any expenditure of the Company described in Section 705(a)(2)(B) of the Code or treated as Code Section 705(a)(2)(B) expenditures pursuant to Section 1.704-1(b)(2)(iv)(i) of the Treasury Regulations, and not otherwise taken into account in computing Profit or Loss pursuant to this provision, shall be subtracted from such taxable income or loss;

          (c) Book Gain or Book Loss from a Capital Transaction shall be taken into account in lieu of any tax gain or tax loss recognized by the Company by reason of such Capital Transaction; and

          (d) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year or other period, computed as provided in this Agreement.

     If the Company's taxable income or loss for such Fiscal Year or other period, as adjusted in the manner provided above, is a positive amount, such amount shall be the Company's Profit for such Fiscal Year or other period; and if a negative amount, such amount shall be the Company's Loss for such Fiscal Year or other period.

     1.50. "Property" means the land and the buildings thereon which the Company or a CPA(R) Partnership owns at a particular time.

     1.51. "Relative" means, with respect to any Person, any parent, spouse, brother, sister, or natural or adopted lineal descendant or spouse of such descendant of such Person.

     1.52. "Sale" means the sale or other disposition of a Partnership Property to a third party which is unaffiliated with the current CPA(R) Partnership (or respective general partner) owning such Property; provided, however, that this term shall not include the pledge, mortgage or encumbrance of a Property, or of any interest therein, in connection with the financing, refinancing or other leveraging of such Property or otherwise or any assignment of any leases or rents related to such Property.

     1.53. "Shareholders" means all Persons who hold Shares, and shall have the same meaning as the word "Members".

     1.54. "Shares" means Company Interests and includes Listed Shares and Future Shares.

     1.55. "Subsidiary" shall have the meaning set forth in Section 12.1 of this Agreement.

     1.56.  "Tax Matters Partner" shall have the meaning ascribed thereto in
Section 3.5 of this Agreement.

     1.57. "Transfer" (or "Transferred") means to give, sell, assign, devise, bequeath, or otherwise dispose of, transfer, or permit to be transferred, during life or at death. The word "Transfer," when used as a noun, shall mean any Transfer transaction.

     1.58. "Transferee" means any Person to whom Shares are Transferred by a Shareholder for any reason or by any means.

     1.59. "Treasury Regulations" means the federal income tax regulations, including any temporary or proposed regulations, promulgated under the Code, as such Treasury Regulations may be amended from time to time (it being understood that all references herein to specific sections of the Treasury Regulations shall be deemed also to refer to any corresponding provisions of succeeding Treasury Regulations).

     1.60. "Valuation Date" shall have the meaning set forth in Section 12.3 of this Agreement.

     1.61. "Working Capital Reserves" means funds held in reserves which are maintained as working capital for the Company and available for any contingencies relating to the ownership of the Property and the operation of the Company. Amounts held in the Working Capital Reserves may at any time, in the discretion of the Board of Directors, be added to the liquidation proceeds allocable to the respective Shares (depending upon the characterization of such amounts when received by the Company), but may not be otherwise removed from the respective Working Capital Reserves.

                                   ARTICLE 2

                         Continuation, Purpose and Term

     2.1. Continuation. The parties hereto hereby agree to continue the limited liability company known as W. P. Carey & Co. LLC, as a limited liability company under the provisions of the Act.

     2.2. Company Name. The name of the Company is "W. P. Carey & Co. LLC." The business of the Company shall be conducted under such name or such other names as the Board of Directors or the Shareholders may from time to time determine on and pursuant to the terms of this Agreement.

     2.3. The Certificate. The Managing Member, and any other Person designated as such by the Board of Directors, shall be an "Authorized Person" within the meaning of the Act and is hereby authorized to execute, file and record all such certificates and documents, including amendments to the Certificate, and to do such other acts as may be appropriate to comply with all requirements for the formation, continuation, and operation of a limited liability company, the ownership of property, and the conduct of business under the laws of the State of Delaware and any other jurisdiction in which the Company may own property or conduct business.

     2.4. Principal Place of Business. The principal place of business shall be located at 50 Rockefeller Plaza, New York, New York 10020, or at such location as may hereafter be determined by the Board of Directors. The principal business office, as well as the registered office and the registered agent, of the Company may be changed by the Board of Directors from time to time in accordance with the then applicable provisions of the Act and any other applicable laws, as well as the terms and conditions of this Agreement.

     2.5. Term of Company. The term of the Company commenced on the date of the filing of the Certificate and shall continue until the Company is dissolved pursuant to the provisions of Article 10 hereof.

     2.6. Purposes. The purposes of the Company are (a) to own and invest in or engage in activities related to investment in net leased properties (including, without limitation, industrial, commercial, retail and warehouse distribution properties); provided, however, that the investment criteria shall be established by the Board of Directors from time to time in its sole discretion subject to the requirement that such criteria be consistent with the purposes of the Company; (b) to acquire, own and dispose of general and limited partner interests, and stock, warrants, options or other equity interests in Entities, and to exercise all rights and powers granted to the owner of any such interests; (c) to invest in any type of investment and to engage in any other lawful act or activity for which limited liability companies may be formed under the Act, and by such statement all lawful acts and activities shall be within the purposes of the Company, except for express limitations, if any; (d) to engage in any other activities relating to, and compatible with, the purposes set forth above; and (e) to take such other actions, or do such other things, as are necessary or appropriate (in the sole discretion of the Board of Directors) to carry out the provisions of this Agreement.

     2.7. Powers. In furtherance of its purposes, but subject to all of the provisions of this Agreement, the Company shall have the power and is hereby authorized to (a) invest (at any time during the term of the Company) in real property for the purpose of engaging in net lease transactions with respect thereto and in other assets which are designed to accomplish the foregoing purpose or in any manner consistent with the Company's then-existing investment criteria and objectives, and to reinvest the proceeds (to the extent permitted by this Agreement) of any Sales by the Company of Company assets; (b) act as general or limited partner, member, joint venturer, manager or shareholder of any Entity, and to exercise all of the powers, duties, rights and responsibilities associated therewith; (c) take any and all actions necessary, convenient or appropriate as the holder of any such interests or positions; (d) make mortgage loans; (e) operate, purchase, maintain, finance, improve, own, sell, convey, assign, mortgage, lease, construct, demolish or otherwise dispose of any real property or personal property that may be necessary, convenient or incidental to the accomplishment of the purposes of the Company; (f) borrow money and issue evidences of indebtedness in furtherance of any or all of the purposes of the Company, and secure the same by mortgage, pledge or other lien or encumbrance on any assets of the Company; (g) invest any funds of the Company pending distribution or payment of the same pursuant to the provisions of this Agreement; (h) prepay in whole or in part, refinance, recast, increase, modify or extend any indebtedness of the Company and, in connection therewith, execute any extensions, renewals or modifications of any mortgage or security agreement securing such indebtedness; (i) enter into, perform and carry out contracts of any kind, including, without limitation, contracts with any Person affiliated with any of the Shareholders, necessary to, in connection with or incidental to the accomplishment of the purposes of the Company; (j) establish reserves for capital expenditures, working capital, debt service taxes, assessments, insurance premiums, repairs, improvements, depreciation, depletion, obsolescence and general maintenance of buildings or other property out of the rents, profits or other income received; (k) employ or otherwise engage employees, managers, contractors, advisors and consultants, and pay reasonable compensation for such services, and enter into employee benefit plans of any type; (l) purchase or repurchase Shares from any Person for such consideration as the Board of Directors may determine in its reasonable discretion (whether more or less than the original issuance price of such Share or the then trading price of such Share); (m) enter into rights plans or other plans relating to Shares, options or bonuses, and to issue Shares, options or warrants thereunder (or other derivatives relating thereto) for any consideration (even if such consideration is less than the market value of such Shares); and (n) do such other things and engage in such other activities as may be necessary, convenient or advisable with respect to the conduct of the business of the Company, and have and exercise all of the powers and rights conferred upon limited liability companies formed pursuant to the Act.

     2.8. Effectiveness of this Agreement. This Agreement shall govern the operations of the Company and the rights and restrictions applicable to the Shareholders, to the extent permitted by law. Pursuant to Section 18-101(7)(a) of the Act, all Persons who become holders of Shares in the Company shall be bound by the provisions of this Agreement and shall be admitted as Members. The acceptance by a Person of a certificate issued to such Person evidencing the Shares acquired in connection with the Consolidation and the acceptance by a Person of a certificate issued to such Person evidencing the acquisition of Shares from the Company or another Shareholder shall be deemed to constitute a direction to the Managing Member to execute this Agreement on such Person's behalf and a request that the records of the Company reflect such admission; and shall be deemed to be a sufficient act to comply with the requirements of
Section 18-101(7)(a) of the Act and to so cause that Person to become a Shareholder and to bind that Person to the terms and conditions of this Agreement (and to entitle that Person to the rights of a Shareholder hereunder).

                                   ARTICLE 3

         Classes of Shares; Admissions of Shareholders; Capitalization

     3.1.  Classes of Shares.

     (a) The Company shall have the authority to issue the following classes and Series of Shares:

          (i) Shares which are designated "Listed Shares";

          (ii) One or more other classes or series of Shares, as to which the Board of Directors shall have the exclusive authority, by resolution or resolutions providing for the issuance of Shares or of a particular class or series thereof, to fix and determine the voting powers, full or limited or no voting power, and such designations, preferences, and relative, participating, optional or other special rights, and qualifications, limitations, or restrictions thereof, as may be desired by the Board of Directors from time to time, to the fullest extent now or hereafter permitted by the laws of the State of Delaware (collectively, all such other classes and series to be referred to as the "Future Shares").

     (b) Each Share shall have the rights and be governed by the provisions set forth in this Agreement or in the resolutions of the Board of Directors authorizing the issuance by the Company of such Shares; and none of such Shares shall have any preemptive rights, or give the holders thereof any rights to convert into any other securities of the Company, or give the holders thereof any cumulative voting rights, except as specifically set forth herein or in such resolutions. Except as otherwise provided herein or in a resolution of the Board of Directors, each Shareholder shall be entitled to one vote for each Share held by such Shareholder.

     (c) The Board of Directors may cause the Company to issue such numbers of Listed Shares and Future Shares from time to time as the Board of Directors may determine in its sole discretion, and the number of such Shares is not limited.

     (d) If the Board of Directors determines that it is necessary or desirable to amend this Agreement or to make any filings under the Act or otherwise in order to reference the existence or creation of a class or series of Future Shares, the Board of Directors may cause such amendments and filings to be made, which filings might take the form of amendments to the Certificate; provided, however, that, unless specifically required by the Act or this Agreement, no approval or consent of any Shareholders shall be required in connection with the making of any such filing or amendment.

     (e) The Board of Directors, without any Consent of any Shareholder required, may effect a split or reverse split of Shares of any Series or class, by adopting a resolution therefor. If the Board of Directors determines that it is necessary or desirable to make any filings under the Act or otherwise in order to reference the existence of such a split or reverse split, the Board of Directors may cause such filings to be made, which filings might take the form of amendments to the Certificate; provided, however, that, unless specifically required by the Act or this Agreement, no approval or consent of any Shareholders shall be required in connection with the making of any such filing.

     (f) Notwithstanding any other provisions of this Agreement, the Board of Directors may, without the consent of any Shareholder, amend this Agreement to the extent required to allow the Board of Directors to exercise the powers granted to it by this Section 3.1

     3.2. Additional Shareholders. In the event that the Board of Directors determines that additional funds are required by the Company for any Company purpose, or that the Company should for any reason seek to raise additional capital or acquire Property, the Board may cause the Company to sell Future Shares for a price equal to what the Board of Directors determines to be the fair value of such Shares, in exchange for cash, other property, services or any other lawful consideration to be received by the Company in consideration of such Shares (to be valued by the Board of Directors in its discretion), or may cause the Company to obtain funds as a loan from any third party upon such terms and conditions as the Board of Directors deems appropriate, or any combination thereof from time to time. The Capital Contribution of any such additional Shareholders shall be specified by the Board of Directors at the time of admission of such additional Shareholders.

     3.3. Capital Accounts. A separate capital account (a "Capital Account") shall be established and maintained for each Shareholder, including any substitute or additional Shareholder who shall hereafter acquire a Company Interest, in accordance with the following provisions:

          (a) To each Shareholder's Capital Account there shall be credited the amount of cash and fair market value of the property actually or deemed to be contributed to the Company by such Shareholder pursuant to Section 3.2 hereof, such Shareholder's allocable share of Profit, and the amount of any Company liabilities that are assumed by such Shareholder or that are secured by any Company property distributed to such Shareholder.

          (b) To each Shareholder's Capital Account there shall be debited the amount of cash and the fair market value of any Company property distributed or deemed distributed to such Shareholder pursuant to any provision of this Agreement, such Shareholder's allocable share of Loss, and the amount of any liabilities of such Shareholder that are assumed by the Company or that are secured by any property contributed by such Shareholder to the Company.

          (c) If any asset of the Company is distributed in kind, the Company shall be deemed to have realized Profit or Loss thereon in the same manner as if the Company had sold such asset for an amount equal to the greater of
     (i) the fair market value of such asset, or (ii) the fair market value of any nonrecourse debts to which such asset is then subject, in each case as determined by the Board of Directors. If at any time after the date of this Agreement, the Book Value of any Company asset is adjusted pursuant to the last sentence of the definition of Book Value set forth in Article 1 hereof, the Capital Accounts of all Shareholders shall be adjusted simultaneously to reflect the aggregate net adjustments, as if the Company recognized Profit or Loss equal to the respective amounts of such aggregate net adjustments.

          (d) The provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Section 1.704-1(b)(2)(iv) and 1.704-2 of the Treasury Regulations, and shall be interpreted and applied in a manner consistent with such Treasury Regulations.

          (e) A Shareholder shall not be entitled to withdraw any part of its Capital Account or to receive any distributions from the Company, except as provided in Article 5 hereof, nor shall a Shareholder be entitled to make any loan or Capital Contribution to the Company other than as expressly provided herein. No loan made to the Company by any Shareholder shall constitute a capital contribution to the Company.

          (f) No Shareholder shall have any liability for the return of the Capital Contribution of any other Shareholder. A Shareholder who has more than one class of interest in the Company may have a separate Capital Account for each different class of interest owned.

     3.4. Transfer of Capital Accounts. The original Capital Account established for each Transferee shall be in the same amount as the Capital Account or portion thereof of the Shareholder which such Transferee succeeds, at the time such Transferee is admitted to the Company. The Capital Account of any Shareholder whose Company Interest shall be increased by means of the Transfer to it of all or part of the Shares of another Shareholder shall be appropriately adjusted to reflect such Transfer. Any reference in this Agreement to a Capital Contribution of, or distribution to, a then-Shareholder shall include a Capital Contribution or distribution previously made by or to any prior Shareholder on account of the Shares of such then-Shareholder.

     3.5. Tax Matters Partner. The Managing Member shall be the Company's "Tax Matters Partner" (as such term is defined in Section 6231(a)(7) of the Code), with all of the powers that accompany such status (except as otherwise provided in this Agreement). Promptly following the written request of the Tax Matters Partner, the Company shall, to the fullest extent permitted by law, reimburse and indemnify the Tax Matters Partner for all reasonable expenses, including reasonable legal and accounting fees, claims, liabilities, losses and damages incurred by the Tax Matters Partner in connection with any administrative or judicial proceeding with respect to the tax liability of the Shareholders. The provisions of this Section 3.5 shall survive the termination of the Company and shall remain binding on the Shareholders for as long a period of time as is necessary to resolve with the Internal Revenue Service any and all matters regarding the federal income taxation of the Company or the Shareholders.

                                   ARTICLE 4

                                  Allocations

     4.1. General Rules Concerning Allocations. Within 45 days after the end of each calendar month, the Company shall conduct an interim closing of books as of the end of the last day of that calendar month. On the basis of the closing of the books for each calendar month, Profit and Loss for such month shall be determined in accordance with the accounting methods followed by the Company for federal income tax purposes.

     4.2. Allocations of Profits and Losses. All allocations to the Shareholders of items included within the Company's Profits and Losses attributable to each calendar month shall be allocated solely among the Shareholders recognized as Shareholders as of the last day of that calendar month, as follows:

          (a) The Profits and Losses shall be allocated to the holders of Shares.

          (b) The Tax Matters Partner is authorized to make reasonable determinations regarding the allocation of Profit and Loss under this
     Section 4.2, including determinations relating to the calculation of Profit or Loss, and such other items of the Company's income, gain, loss, deduction and credit as may be appropriate to carry out the intent of this
     Section 4.2.

     4.3.  Special Allocations.

     (a) Notwithstanding any other provision of this Agreement, to the extent an allocation of Profit or Loss or any item thereof to any Shareholder pursuant to Sections 4.1 or 4.2 of this Agreement would be in violation of the requirements of the Treasury Regulations under Section 704(b) of the Code, the Tax Matters Partner shall comply with the requirements of such Treasury Regulations and adjust such allocations to comply with such requirements in a manner that will, in the reasonable judgment of the Tax Matters Partner, have the least effect on the amounts to be allocated and distributed under this Agreement. The Shareholders agree that if this Section 4.3 becomes applicable, the Tax Matters Partner is authorized to review and adjust the allocations made pursuant to Sections 4.1 or 4.2 of this Agreement.

     (b) Qualified Income Offset. In the event a Shareholder unexpectedly receives any adjustment, allocation or distribution described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6) that causes or increases an Adjusted Capital Account Deficit, items of Profit shall be specially allocated to such Shareholder so as to eliminate such negative balance as quickly as possible. This subparagraph is intended to constitute a "qualified income offset" under Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

     (c) Minimum Gain Chargeback (Nonrecourse Liabilities). Except as otherwise provided in Section 1.704-2(f) of the Regulations, if there is a net decrease in Partnership Minimum Gain for any Fiscal Year, each Shareholder shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Shareholder's share of the net decrease in Partnership Minimum Gain to the extent required by Treasury Regulations Section 1.704-2(f). The items to be so allocated shall be determined in accordance with Sections 1.704-2(f) and (j)(2) of the Treasury Regulations. This subparagraph is intended to comply with the minimum gain chargeback requirement in said section of the Treasury Regulations and shall be interpreted consistently therewith. Allocations pursuant to this subparagraph shall be made in proportion to the respective amounts required to be allocated to each Shareholder pursuant hereto.

     (d) Partner Minimum Gain Chargeback.  Except as otherwise provided in
Section 1.704-2(i)(4) of the Treasury Regulations, if there is a net decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any Fiscal Year, each Shareholder who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with
Section 1.704-2(i)(5) of the

Treasury Regulations, shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to that Shareholder's share of the net decrease in the Partner Minimum Gain attributable to such Partner Nonrecourse Debt to the extent and in the manner required by Section 1.704-2(i) of the Treasury Regulations. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and 1.704-2(j)(2) of the Treasury Regulations. This subparagraph is intended to comply with the minimum gain chargeback requirement with respect to Partner Nonrecourse Debt contained in said section of the Treasury Regulations and shall be interpreted consistently therewith. Allocations pursuant to this subparagraph shall be made in proportion to the respective amounts to be allocated to each Shareholder pursuant hereto.

     (e) Nonrecourse Deductions. Partner Nonrecourse Deductions for any Fiscal Year or other applicable period with respect to a Partner Nonrecourse Debt shall be specially allocated to the Shareholders that bear the economic risk of loss for such Partner Nonrecourse Debt (as determined under Sections 1.704-2(b)(4) and 1.704-2(i)(1) of the Treasury Regulations).

     4.4.  Additional Allocations.

     (a) The Tax Matters Partner, in order to preserve uniformity of Shares within a class, in its sole discretion, may make a special allocation of items of Company income, gain, loss or deduction but only if such allocations would not have a material adverse effect on the Shareholders and if they are consistent with the principles of Section 704 of the Code.

     (b) If, and to the extent that any Shareholder is deemed to recognize income as a result of any transaction between such Shareholder and the Company resulting from a compensatory transfer of Shares by the Company to such Shareholder or pursuant to Sections 482, 483, 1272-1274 and 7872 of the Code, or any similar provision now or hereafter in effect, any corresponding loss or deduction (or if unavailable, the next available loss or deduction) of the Company shall be allocated to the Shareholder who was charged with such income.

     (c) Adjustments to the Capital Accounts of Shareholders with respect to an adjustment to the Tax Basis of any asset of the Company pursuant to Section 734(b) or Section 743(b) of the Code shall be made in accordance with the provisions of Treasury Regulation Section 1.704-1(b)(2)(iv)(m).

     4.5.  Tax Allocations.

     (a) For federal income tax purposes, except as otherwise provided in this
Section 4.5, each item of Profit, gain, Loss and deduction of the Company shall be allocated among the Shareholders in the same proportion as the corresponding items are allocated pursuant to Sections 4.2, 4.3 and Section 4.4 hereof.

     (b) In the event that the Book Value of any asset contributed to and held by the Company differs from its basis for federal income tax purposes ("Tax Basis"), allocations of income, gain, loss or deduction with respect to such asset shall, solely for tax purposes, be allocated among the Shareholders so as to take account of any variation between Book Value and Tax Basis in accordance with the provisions of Section 704(c) of the Code and Treasury Regulations thereunder. The Tax Matters Partner may elect any reasonable method or methods for making such allocations.

     (c) If the Book Value of any asset of the Company is adjusted pursuant to
Section 1.12 hereof, subsequent allocations of Profit, gain, Loss and deductions with respect to such asset shall take into account any variation between Book Value and Tax Basis in accordance with the provisions of Section 704(c) of the Code and Treasury Regulations thereunder.

     The Tax Matters Partner shall have the sole discretion to make special allocations of items of income, gain, loss and deductions that are consistent with the principles of Section 704(c) of the Code and to amend the provisions of this Agreement (without Shareholder action, notwithstanding Section 14.D of this Agreement), as appropriate, to reflect the proposal or promulgation of Treasury Regulations under Subchapter K of the Code. The Tax Matters Partner may adopt and employ such methods for (A) the maintenance of capital accounts for book and tax purposes, (B) the determination and allocation of adjustments under Sections 704(c), 734 and 743 of the Code, (C) the determination and allocation of taxable income, tax loss and items thereof under this Agreement and pursuant to the Code, (D) the determination of the identities and tax classification of Shareholders, (E) the provision of tax information and reports to the Shareholders, (F) the adoption of reasonable conventions and methods for the valuation of assets and the determination of tax basis, (G) the allocation of asset values and Tax Basis,
(H) conventions for the determination of depreciation, cost recovery and amortization deductions and the adoption and maintenance of accounting methods,
(I) the recognition of the transfer of Shares, (J) tax compliance and other tax-related requirements, including without limitation, the use of computer software, and to use filing and reporting procedures similar to those employed by publicly-traded partnerships and limited liability companies, as it determines in its sole discretion are necessary and appropriate to execute the provisions of this Agreement and to comply with federal, state and local tax law, and to achieve uniformity of Shares within a class. The Tax Matters Partner shall be indemnified and held harmless by the Company for any expenses, penalties or other liabilities arising as a result of decision made in good faith on any of the matters referred to in the preceding sentence. If the Tax Matters Partner determines, based on advice of counsel, that no reasonable allowable convention or other method is available to preserve the uniformity of Shares within a class, or the Tax Matters Partner in its discretion so elects, Shares may be separately identified as distinct classes to reflect differences in tax consequences.

                                   ARTICLE 5

          Distributions, Redemptions and Certain Permitted Conversions

     5.1 Special Distributions; Distributions of Cash Flow from Operations or Financings. This Section 5.1 (except for Section 5.1(b)) applies only to distributions other than distributions upon the liquidation of the Company (such subject being governed by Section 5.2 of this Agreement).

          (a) If the Board of Directors declares a distribution payable on a Distribution Date, then the holders of Shares shall be entitled to receive all such distributions which the Board has declared, with each holder of Listed Shares entitled to receive a pro-rata portion (with reference to the number of Listed Shares then-held by such holder of Listed Shares and the total number of Listed Shares then-held by all Persons) of such available distributions.

          (b) Notwithstanding any other provision of this Agreement, neither the Company, nor the Board of Directors on behalf of the Company, shall make a distribution to any Shareholder on account of its Shares if such distribution would violate the Act or other applicable law.

     5.2  Distributions Relating to Liquidation Events.

     Upon the dissolution, liquidation or winding-up of the Company, after satisfaction of all of the Company's liabilities (whether by payment or the making of reasonable provision for payment therefor), each Shareholder shall be entitled to receive out of the assets of the Company, an amount in cash or in kind equal to the sum of (A) its pro-rata portion of all accrued and unpaid distributions on the Shares; plus (B) its pro-rata portion of any remaining assets of the Company.

     No distribution shall be made to any holder of Listed Shares that would result in such holder having a deficit balance in its Capital Account until such time as the balance of each such holder's Capital Account is zero.

     A consolidation or merger of the Company with or into any other Entity, or a sale, lease or exchange of any or all assets of the Company in consideration for the issuance of equity securities of another Entity, shall not be deemed to be a dissolution, liquidation or winding up of the Company, provided that the consolidation, merger, sale, lease or exchange has been approved by the majority vote of the Shareholders voting together as one class.

     5.3 Priority. Notwithstanding any other provision of this Agreement, it is specifically acknowledged and agreed by each Shareholder that the Company's failure to pay any amounts to such Shareholder, whether as a distribution, redemption payment or otherwise, even if such payment is specifically required hereunder, shall not give such Shareholder creditor status with regard to such unpaid amount; but rather, such

Shareholder shall be treated only as a Shareholder of whatever class such Person is a Shareholder, and not as a creditor, of the Company. This Section 5.3 is, as permitted by Section 18-606 of the Act, intended to override the provisions of
Section 18-606 of the Act relating to a member's status and remedies as a creditor, to the extent that such provisions would be applicable in the absence of this Section 5.3.

     5.4. Payments to Shareholders for Services. Any payments by the Company to a Shareholder for services rendered to or on behalf to the Company shall be treated as guaranteed payments for services under Section 707(c) of the Code.

     5.5. Withholding. (a) With respect to any withholding tax or other similar tax liability or obligation to which the Company may be subject as a result of any act or status of any Shareholder or to which the Company becomes subject with respect to any Share, the Company shall have the right to withhold amounts distributable to such Shareholder or with respect to such Shares, to the extent of the amount of such withholding tax or other similar tax liability or obligation, pursuant to the provision contained in Section 5.5(b).

          (b) Each Shareholder hereby authorizes the Company to withhold from, or pay on behalf of or with respect to such Shareholder any amount of federal, state, local or foreign taxes that the Managing Member determines that the Company is required to withhold or pay with respect to any amount distributable or allocable to such Shareholder pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Company pursuant to Sections 1441, 1442, 1445 or 1446 of the Code. Any amount paid on behalf of or with respect to a Shareholder shall constitute a loan by the Company to such Shareholder, which loan shall be repaid by such Shareholder within fifteen (15) days after notice from the Managing Member that such payment must be made unless (i) the Company withholds such payment from a distribution which would otherwise be made to the Shareholder; or (ii) the Managing Member determines, in its sole and absolute discretion, that such payment may be satisfied out of the available funds of the Company which would, but for such payment, be distributed to the Shareholder. Any amounts withheld pursuant to the foregoing clauses (i) or (ii) shall be treated as having been distributed to such Shareholder. In the event that a Shareholder fails to pay when due any amounts owed to the Company pursuant to this Section 5.5(b), the Managing Member, in its sole and absolute discretion, may elect to make the payment to the Company on behalf of such defaulting Shareholder, and in such event shall be deemed to have loaned such amount to such defaulting Shareholder and shall succeed to all rights and remedies of the Company as against such defaulting Shareholder.

                                   ARTICLE 6

                                  Shareholders

     6.1. Limited Liability. Except as otherwise provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and the Shareholders shall not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Shareholder of the Company. The Shareholders shall not be required to lend any funds to the Company. Each of the Shareholders shall be liable to make payment of his, her or its respective contributions as and when due hereunder and other payments as expressly provided in this Agreement. If and to the extent a Shareholder's contribution shall be fully paid, such Shareholder shall not, except as required by the express provisions of the Act regarding repayment of sums wrongfully distributed to Shareholders, be required to make any further contributions.

     6.2.  Voting Rights of Shareholders; Authority of Board of Directors.

     (a) The Board of Directors, in its sole discretion, has full, complete and exclusive right, power and authority in the management and control of the Company business to do any and all things necessary to effectuate the purpose of the Company; except, however, as expressly set forth herein. The members of the Board of Directors shall devote such time as is necessary to the affairs of the Company, and shall receive such compensation from the Company and such reimbursement for expenses as is permitted by the Bylaws. No

Person dealing with the Board of Directors shall be required to determine its authority to make any undertaking on behalf of the Company or to determine any facts or circumstances bearing upon the existence of such authority.

     (b) Notwithstanding Section 6.2(a) above, but subject to Section 10.1(a),
Article 12 and Article 13 hereof, any sale or other disposition of all or substantially all of the assets of the Company at any one time, any merger or consolidation of the Company (where the Company is not the surviving Entity) or vote to dissolve the Company must, (i) receive the approval of the Board of Directors, and (ii) receive the vote, at a duly held meeting, of more than 50% in interest of the total then issued and outstanding Shares (or, in the case of a written Consent without a meeting, more than 50% in interest of the total of such then-issued and outstanding Shares) (or such greater percentage as is then required under the Act.

     (c) Subject to Sections 7.2(a) and 7.2(b) and Articles 12 and 13 hereof, the vote, at a duly held meeting, of more than 50% interest of the total then issued and outstanding Shares (or, in the case of a written Consent without a meeting, more than 50% in interest of the total of such then-issued and outstanding Shares) shall be able to remove any Director and elect a replacement therefor. If such Shareholders intend to vote to remove a Director pursuant to this Section 6.2(c), they shall provide the removed Director with notice thereof, which notice shall set forth the date upon which such removal is to become effective.

     (d) The annual meeting of the holders of Shares of the Company for the election of Directors and for the transaction of such other business as properly may come before such meeting shall be held in accordance with the Bylaws. Subject to the provisions of Article 13 relating to meetings of Shareholders and related subjects, the Bylaws shall govern matters relating to, among other things, annual and special meetings, notice, waiver of notice, adjournment, proxies, written consents, procedures, and telephonic meetings, to the extent not inconsistent with this Agreement.

     (e) Notwithstanding any other provision of this Agreement, Shareholders have voting rights with respect to a particular matter (to the extent provided herein with regard to categories of Shareholders permitted to vote on particular matters, and otherwise) only after such matter has first been approved by the Board of Directors, except with regard to (i) the removal of a Director (and the election of a replacement therefor) as provided in this Agreement, (ii) the amendment of this Agreement, (iii) any matter as to which any Share plan or Share incentive plan adopted by the Company provides otherwise, and (iv) any matter presented at a special meeting of Shareholders called upon the written request of holders of at least 10% of the outstanding Shares.

     (f) For purposes of this Agreement, in order for a meeting of Shareholders to be considered duly held with regard to a particular question, a quorum of more than 50% in interest of the Shares which are entitled to vote at such meeting on the particular question must be present (in person or by proxy).

                                   ARTICLE 7

                             Directors and Officers

     7.1.  General Powers of Directors.

     (a) Except as may otherwise be provided by the Act or by this Agreement, the property, affairs and business of the Company shall be managed by or under the direction of the Board of Directors, the Board of Directors may exercise all the powers of the Company (including but not limited to deciding whether to make various tax elections), and the Shareholders shall have no right to act on behalf of or bind the Company. The Board of Directors shall have the power and authority, on behalf of the Company, to (i) hire employees and such other agents, who may be designated as officers, consultants and Persons necessary or appropriate to effectuate the purpose of the Company, and (ii) delegate to one or more Persons (or to committees of the Board of Directors) its rights and powers to manage and control the affairs of the Company. Such delegation may be in the Bylaws or by a management agreement or other agreement with such Persons and such delegation shall not cause the Directors to cease to be "managers" (within the meaning of the Act) of the Company. The management agreement or other agreement may designate a Person or Persons to be

"managers" (within the meaning of the Act) of the Company. The officers shall not be "managers" (within the meaning of the Act) of the Company. The Directors shall act only as a Board, and the individual Directors shall have no power as such. Subject to the provisions of this Agreement and the Bylaws with regard to Board of Directors, the approval of a matter by a majority of the Directors present at a meeting at which a quorum is present shall constitute approval by the Board of Directors (or, in the case of a written Consent without a meeting, the approval of a matter by all of the Directors shall constitute approval by the Board of Directors.)

     (b) No contract or transaction among the Company and one or more of its Affiliates, Directors or officers, or among the Company and any other Entity in which one or more of the Company's Affiliates, Directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the Director or officer is present at or participates in the meeting of the Board of Directors or of a committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

          (i) The material facts as to such Affiliate's, Director's or officer's relationship or interest as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or

          (ii) The contract or transaction is fair as to the Company.

     Interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

     Notwithstanding, and instead of, the foregoing provisions of this Section 7.1(b), the Company shall enter into or renew no agreement pursuant to which any Affiliate of any Director would provide management services for any Property, unless such agreement is approved by a majority of the Independent Directors; and, if such approval is obtained in the case of a particular contract, such approval shall be deemed to satisfy the requirements of this Section 7.1(b).

     Furthermore, notwithstanding the foregoing, the Company may acquire property as tenants-in-common, in joint ventures, or in other joint ownership arrangements with Affiliates of the Company without approval of the Board other than that which would be required for transactions with non-Affiliates.

     7.2.  Number and Term of Office of Directors.

     (a) The number of seats constituting the entire Board of Directors shall be at least two, and, for so long as the Company has a class of its securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act"), at least five and no more than 15, with the exact number of seats on the Board of Directors to be determined from time to time by resolution of the Board of Directors. At least a majority of the Directors in office at any point in time while the Company has a class of its securities registered under Section 12(b) or 12(g) of the Exchange Act must be Independent Directors. Each Director (whenever elected) shall hold office until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation, or removal. A Director shall not be required to be a Shareholder or a resident of the State of Delaware.

     (b) At each Annual Meeting of the Shareholders, Directors shall be elected for a term of office expiring at the next Annual Meeting of the Shareholders after their election. Each Director may be re-elected by the Shareholders. The terms of office of Directors shall not be affected by any decrease or increase in the number of Directors.

     7.3. Officers. Pursuant to the Bylaws, the Company will have officers, who need not be employees of the Company, who will have the rights and be subject to the restrictions provided therein.

                                   ARTICLE 8

  Limitations on Liability of, and Indemnification of, Directors and Officers.

     (a) No Directors or officers of the Company shall be liable, responsible or accountable in damages or otherwise to the Company or any of the Shareholders for any act or omission performed or omitted by him or her, or for any decision, except in the case of fraudulent or illegal conduct of such Person. For purposes of this Article 8, the fact that an action, omission to act or decision is taken on the advice of counsel for the Company shall be evidence of good faith and lack of fraudulent conduct.

     (b) To the fullest extent permitted by law, all Directors and officers of the Company shall be entitled to indemnification from the Company for any loss, damage or claim (including any reasonable attorney's fees incurred by such person in connection therewith) due to any act or omission made by him or her, except in the case of fraudulent or illegal conduct of such Person; provided, that any indemnity shall be paid out of the assets of the Company only (or any insurance proceeds available therefor), and no Shareholder shall have any personal liability on account thereof.

     (c) The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Person acted fraudulently or illegally.

     (d) The indemnification provided by this Article 8 shall not be deemed exclusive of any other rights to which those indemnified maybe entitled under any agreement, vote of Shareholders or Directors, or otherwise, and shall inure to the benefit of the heirs, executors and administrators of such a Person.

     (e) Any repeal or modification of this Article 8 shall not adversely affect any right or protection of a Director or officer of the Company existing at the time of such repeal of modifications.

     The Company may, if the Board of Directors of the Company deems it appropriate in its sole discretion, obtain insurance for the benefit of the Company's Directors and officers, or enter into indemnification agreements with such Directors and officers, relating to the liability of such Persons.

                                   ARTICLE 9

             Transfers of Interests; Admission of New Shareholders

     9.1. Transfers. The Listed Shares shall be freely transferable. Subject to the foregoing and in accordance with Section 2.8, any Person who is a Transferee of Shares shall, upon acceptance of a certificate evidencing the Shares, (a) automatically become a Shareholder of the Company with no further action being required on such Person's part, and (b) automatically be bound to the terms and conditions of this Agreement (and be entitled to the rights of a Shareholder hereunder).

     9.2. New Shareholders. The Company may issue Future Shares pursuant to Sections 3.1; and, in accordance with Section 2.8, any Person acquiring Future Shares from the Company shall, upon acceptance of a certificate evidencing the Shares, (a) automatically become a Shareholder of the Company with no future action being required on such Person's part, and (b) automatically be bound to the terms and conditions of the Agreement (and be entitled to the rights of a Shareholder hereunder).

     9.3  Lender Ownership Limit.

     (a) No Lender, as defined in Section 9.3(c), may own Shares nor shall Shares be accepted, purchased, or in any manner acquired by any Lender if such issuance or transfer would result in a Lender owning Shares.

     (b) If any Shares are accepted, purchased, or in any manner acquired by any Lender resulting in a violation of Section 9.3(a) hereof, any such purchase or acquisition shall be null and void with respect to such Shares ("Excess Shares"). If the last clause of the foregoing sentence is determined to be invalid by virtue of any legal decision, statute, rule or regulation, such Lender shall be conclusively deemed to have acted as an agent on behalf of the Company in acquiring the Excess Shares and to hold such Excess Shares on behalf of the ultimate owner of such Excess Shares. Any Lender who receives dividends, interest or any other distribution paid on account of Excess Shares shall hold and retain these dividends, interest or any other distribution an agent for the ultimate owner of such Excess Shares.

     While the Excess Shares are so held on behalf of the ultimate owner of such Excess Shares, such Excess Shares shall not have any voting rights and shall not be considered for purposes of any Shareholder vote and/or for determining a quorum for such a vote. The Excess Shares shall be treated as outstanding Shares.

     In the event that a Shareholder knowingly holds Excess Shares and the other Shareholders' basis for federal income tax purposes is reduced, such Shareholder shall be required to indemnify the Company for the full amount of any damages and expenses (including the Company's estimate of the costs (including tax costs) to the other Shareholders, reasonable attorneys' fees and administrative costs) resulting from the shift of basis for federal income tax purposes.

     Upon discovering the ownership of any Excess Shares, the Managing Member may (i) cause the Company to immediately redeem such Excess Shares at the Redemption Price (as defined below) or (ii) grant the Shareholder 30 days to transfer such Excess Shares to any Person whose ownership of such Excess Shares would not result in a violation of Section 9.3(a) hereof. Upon such permitted transfer, the Company shall pay or distribute to the transferee any dividends on the Excess Shares not previously paid or distributed. If such Excess Shares are not transferred within such 30 day period, the Company will redeem such Shares at the Redemption Price (as defined below). For purposes of this Section 9.3, the "Redemption Price" shall mean the lesser of the price paid for such Excess Shares by the Shareholder in whose possession the redeemed Shares were Excess Shares or the fair market value of the Excess Shares.

     (c) For purposes of this Section 9.3, the term "Lender" shall mean (i) any Person who is currently owed money by the Company or any one or more of the CPA(ii) Partnerships in an amount exceeding $1,000,000 and (ii) any Person related to a Person described in (i) under the rules of Treas. Reg sec. 1.752-4(b).

     (d) The Managing Member may exempt a Lender from the provisions of this
Section 9.3 upon receipt of an opinion of counsel that other Shareholders will not suffer any material negative affects as a consequence of such Lender owning Shares.

     (e) If any provision of this Section 9.3 or any application thereof is determined to be invalid by any federal or state court having jurisdiction over the issue, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

                                   ARTICLE 10

                          Dissolution and Termination

     10.1.  Events of Dissolution.

     (a) In accordance with Section 18-801 of the Act, and the provisions therein permitting this Agreement to specify the events of the Company's dissolution, the Company has perpetual existence but shall be dissolved and the affairs of the Company wound up upon the occurrence of any of the following events:

          (i) expulsion, bankruptcy (as defined in Section 18-304 of the Act) or insolvency or dissolution of the Managing Member, absent a vote of Shareholders holding interests in more than 50% of the profits and capital of the Company to continue the Company within 90 days following such event;

          (ii) the vote of the Shareholders pursuant to Sections 6.2(b) and (e) hereof; or

          (iii) the entry of a decree of judicial dissolution under Section 18-802 of the Act.

     The death, retirement, resignation, expulsion, bankruptcy (as defined in Section 18-304 of the Act) or dissolution of a Shareholder or the occurrence of any other event that terminates the continued membership of a Shareholder in the Company, shall not cause the dissolution of the Company except to the extent specified above in this Section 10.1(a).

     (b) Dissolution of the Company shall be effective on the day on which the event occurs which gives rise to the dissolution, but the Company shall not terminate until the assets of the Company shall have been distributed as provided herein and a certificate of cancellation of the Certificate has been filed with the Secretary of State of the State of Delaware.

     10.2. Application of Assets. In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied, first, as required by Section 18-804(a)(1) of the Act, and then in the manner, and in the order of priority, set forth in Article 5. Notwithstanding anything herein to the contrary, in the event the Company is liquidated within the meaning of Treasury Regulation sec.1.704-1(b)(2)(ii)(g), liquidation distributions shall be made by the end of the taxable year in which the Company liquidates or, if later, within 90 days of the date of such liquidation. Distributions may be made to a trust for the purposes of an orderly liquidation of the Company by the trust in accordance with the Act.

     10.3. Gain or Losses in Process of Liquidation. Any gain or loss on the disposition of Company property in the process of liquidation shall be credited or charged to the Capital Accounts of Shareholders in accordance with the provisions of Article 3. Any property distributed in kind in the liquidation shall be valued and treated as though the property was sold at its fair market value and the cash proceeds were distributed. The difference between the fair market value of property distributed in kind and its Book Value shall be treated as a gain or loss on the sale of such property and shall be credited or charged to the Capital Account of Shareholders in accordance with Article 3; provided, that no Shareholder shall have the right to request or require the distribution of the assets of the Company in kind.

     10.4.  Procedural and Other Matters.

     (a) Upon dissolution of the Company and until the filing of a certificate of cancellation as provided in Section 10.4(b), the Persons winding up the affairs of the Company may, in the name of, and for and on behalf of, the Company, prosecute and defend suits, whether civil, criminal or administrative, settle and close the business of the Company, dispose of and convey the property of the Company, discharge or make reasonable provision for the liabilities of the Company, and distribute to the Shareholders any remaining assets of the Company, in accordance with this Article 10 and all without affecting the liability of Shareholders and Directors and without imposing liability on a liquidating trustee.

     (b) The Certificate may be canceled upon the dissolution and the completion of winding up of the Company, by any Person authorized to cause such cancellation in connection with such dissolution and winding up.

                                   ARTICLE 11

                        Appointment of Attorney-in-Fact

     11.1.  Appointment and Powers.

     (a) Each Shareholder hereby irrevocably constitutes and appoints the Managing Member, with full power of substitution, as his, her or its true and lawful attorney-in-fact, with full power and authority in his, her or its name, place and stead to execute, acknowledge, deliver, swear to, file and record at the appropriate public offices such documents, instruments and conveyances as may be necessary or appropriate to carry out the provisions or purposes of this Agreement, including, without limitation, the following: (i) the Certificate;
(ii) all other certificates and instruments and amendments thereto that the Board of Directors deems appropriate to qualify or continue the Company as a limited liability company in the jurisdiction in which the Company may conduct business; (iii) all instruments that the Board of Directors deems appropriate to reflect a change or modification of this Agreement in accordance with the terms of this Agreement; (iv) all conveyances and other instruments that the Board of Directors deems appropriate to reflect the dissolution and termination of the Company; (v) all fictitious or assumed name certificates required or permitted to be filed on behalf of the Company; (vi) any and all documents necessary to admit Shareholders to the Company, or to reflect any change or transfer of a Shareholder's Shares, or relating to the admission or increased Capital

Contribution of a Shareholder; (vii) any amendment or other document to be filed as referenced in Section 3.1(d) or 3.1(f) of this Agreement; and (viii) all other instruments that may be required or permitted by law to be filed on behalf of or relating to the Company and that are not inconsistent with this Agreement.

     The authority granted by this Section 11.1(i) is a special power of attorney coupled with an interest, is irrevocable, and shall not be affected by the subsequent incapacity or disability of the Shareholder; (ii) may be exercised by a signature for each Shareholder or by a single signature of any such Person acting as attorney-in-fact for all of them; and (iii) shall survive the Transfer by a Shareholder of the whole or any portion of his, her or its Shares.

     11.2. Presumption of Authority. Any Person dealing with the Company may conclusively presume and rely upon the fact that any instrument referred to above, executed by such Person acting as attorney-in-fact, is authorized, regular and binding, without further inquiry.

                                   ARTICLE 12

                         Certain Provisions Relating to
                  Changes in Control and Business Combinations

     12.1. Definitions. For purposes of this Article 12, the following definitions shall apply:

          "ASSOCIATE" when used to indicate a relationship with any Person, means:

             (a) Any Entity (other than the Company or a Subsidiary of the Company) of which such Person is an officer, manager, member, director or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities of such Entity;

             (b) Any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity; and

             (c) Any Relative of such Person, or any Relative of a spouse of such Person, who has the same home as such Person or who is a Director or officer of the Company or a manager, member, director or officer of any of its Affiliates.

          "BENEFICIAL OWNER" When used with respect to Shares, means a Person:

             (a) That, individually or with any of its Affiliates or Associates, beneficially owns Shares directly or indirectly; or

             (b) That, individually or with any of its Affiliates or Associates, has (i) the right to acquire Shares (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement, or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; or (ii) the right to vote Shares pursuant to any agreement, arrangement or understanding; or

             (c) That has any agreement, arrangement, or understanding for the purpose of acquiring, holding, voting, or disposing of Shares with any other Person that beneficially owns, or whose Affiliates or Associates beneficially own, directly or indirectly, such Shares.

          "BUSINESS COMBINATION" means:

             (a) Unless the merger, consolidation or exchange of Shares does not alter the contract rights of the Shares as expressly set forth in this Agreement or change or convert in whole or in part the outstanding Shares, any merger, consolidation or exchange of Shares or any interests in a Subsidiary with (i) any Interested Party or (ii) any other Entity (whether or not itself an Interested Party) which is, or after the merger, consolidation or exchange of interests would be, an Affiliate of an Interested Party that was an Interested Party prior to the transaction;

             (b) Any sale, lease, transfer or other disposition, other than in the ordinary course of business or pursuant to a distribution or any other method affording substantially proportionate treatment to the Shareholders, in one transaction or a series of transactions in any 12-month period, to any Interested Party or any Affiliate of any Interested Party (other than the Company or any of its Subsidiaries) of any assets of the Company or any Subsidiary having, measured at the time the transaction or transactions are approved by the Board of Directors of the Company, an aggregate Book Value as of the end of the Company's most recently ended fiscal quarter of 10 percent or more of (i) the total Market Value of the outstanding Shares or (ii) the Company's net worth as of the end of its most recently ended fiscal quarter;

             (c) The issuance or transfer by the Company or any Subsidiary, in one transaction or a series of transactions, of any Shares or any equity securities of a Subsidiary which have an aggregate Market Value of five percent or more of the total Market Value of the outstanding Shares to any Interested Party or any Affiliate of any Interested Party (other than the Company or any of its Subsidiaries) except pursuant to the exercise of warrants or rights to purchase securities pro-rata to all Shareholders or any other method affording substantially proportionate treatment to those Shareholders;

             (d) The adoption of any plan or proposal for the liquidation or dissolution of the Company in which anything other than cash will be received by an Interested Party or any Affiliate of any Interested Party;

             (e) Any reclassification of securities or recapitalization of the Company, or any merger, consolidation or exchange of Shares with any of its Subsidiaries which has the effect, directly or indirectly, in one transaction or series of transactions, of increasing by five percent or more of the total number of outstanding Shares, the proportionate amount of the outstanding Shares or the outstanding number of any class of equity securities of any Subsidiary which is directly or indirectly owned by any Interested Party or any Affiliate of any Interested Party; or

             (f) The receipt by any Interested Party or any Affiliate of any Interested Party (other than the Company or any of its Subsidiaries) of the benefit, directly or indirectly (except proportionately as a holder of Shares of any loan, advance, guarantee, pledge or other financial assistance or any tax credit or other tax advantage provided by the Company or any of its Subsidiaries.

          "INTERESTED PARTY" means any Person (other than the Company, and any Subsidiary of the Company) that:

             (a) Is the beneficial owner, directly or indirectly, of 10 percent or more of the outstanding Shares;

             (b) Is an Affiliate or Associate of the Company and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10 percent or more of the then outstanding Shares; or

             (c) Is an Affiliate or Associate of any Person described in clause
        (a) or (b) above.

     For purposes of determining whether a Person is an Interested Party, the number of Shares deemed to be outstanding shall include Shares deemed beneficially owned by the Person through the definitions of Beneficial Owner set forth above but may not include any other Shares which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

          "MARKET VALUE" means:

             (a) In the case of Shares, the highest closing sale price of Shares during the 30-day period immediately preceding the date in question on the composite tape of the New York Stock Exchange-listed stocks, and

             (b) In the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the Board of Directors in good faith.

          "SUBSIDIARY" means any Person (other than an individual) in which the Company, directly or indirectly, holds a majority of the voting securities.

     12.2  Business Combinations.

     (a) Unless an exemption under Section 12.3 hereunder applies, the Company may not engage in any Business Combination with an Interested Party or any Affiliate of an Interested Party for a period of five years following the most recent date on which such Interested Party became an Interested Party (the "Five Year Tolling Period"), unless:

          (1) In addition to any vote otherwise required by law or this Agreement, the Board of Directors of the Company, prior to the most recent date upon which the Interested Party became an Interested Party, approved either the Business Combination or the transaction which resulted in the Interested Party becoming an Interested Party; and

          (2) On or subsequent to the date upon which the Interested Party became an Interested Party, the Business Combination is (A) approved by at least two-thirds of the Persons who are then members of the Board of Directors and (B) authorized at an annual or special meeting of the Shareholders (and not by written consent) by the affirmative vote of at least two-thirds in interest of the Listed Shareholders, excluding the Shares held by an Interested Party who will be (or whose Affiliate will be) a party to the Business Combination or by an Affiliate or Associate of that Interested Party, voting together as a single class.

     (b) Unless an exemption under Section 12.3 applies, in addition to any vote otherwise required by law or this Agreement, a Business Combination proposed by an Interested Party or an Affiliate of the Interested Party after the Five Year Tolling Period shall be permitted only if recommended by the Board of Directors who are present at a duly-called meeting at which a quorum is present and approved by the affirmative vote of at least:

          (i) 80% in interest of all Listed Shareholders, voting together as a single voting group; and

          (ii) Two-thirds in interest of the Listed Shareholders, excluding Shares held by an Interested Party who will (or whose Affiliate will) be a party to the Business Combination or by an Affiliate or Associate of the Interested Party.

     12.3  Exemptions.

     (a) For purposes of this Section 12.3:

          "ANNOUNCEMENT DATE" means the first general public announcement of the proposal or intentions to make a proposal of the Business Combination or its first communication generally to the Shareholders, whichever is earlier;

          "DETERMINATION DATE" means the most recent date on which the Interested Party became an Interested Party; and

          "VALUATION DATE" means:

             (i) For a Business Combination voted upon by the Shareholders, the later of the day prior to the date of the vote or the day 20 days prior to the consummation of the Business Combination; and

             (ii) For a Business Combination not voted upon by the Shareholders, the date of the consummation of the Business Combination.

     (b) The vote required by Section 12.2(b) does not apply to a Business Combination if (1) the Business Combination or the transaction which resulted in the Interested Party becoming an Interested Party shall have been approved by the Board of Directors prior to the Determination Date or (2) each of the conditions in items (i) through (iii) below is met:

          (i) The aggregate amount of the cash and the Market Value as of the Valuation Date of consideration other than cash to be received for each Share in such Business Combination (whether or not the Interested Party has previously acquired the particular class or series of Shares in question) is at least equal to the highest of the following:

             (A) The highest per Share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Party for any Shares acquired by it within the five-year period immediately prior to the Announcement Date of the proposal of the Business Combination, plus an amount equal to interest compounded annually from the earliest date on which the highest per Share acquisition price was paid through the Valuation Date at the rate for one-year United States Treasury obligations from time to time in effect, less the aggregate amount of any cash distributions paid and the Market Value of any distributions paid in other than cash, per Share from the earliest date through the Valuation Date, up to the amount of the interest compounded annually for such period; or

             (B) The highest per Share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Party for any Share acquired by it on, or within the five-year period immediately before, the Determination Date, plus an amount equal to interest compounded annually from the earliest date on which the highest per Share acquisition price was paid to the same class or series through the Valuation Date at the rate for one-year United States Treasury obligations from time to time in effect, less the aggregate amount of any cash distributions paid and the Market Value of any distributions paid in other than cash, per Share from the earliest date through the Valuation Date, up to the amount of the interest compounded annually for such period; or

             (C) The highest preferential amount per Share to which the holders of Shares are entitled in the event of any voluntary or involuntary dissolution or winding up of the Company; or

             (D) The Market Value per Share on the Announcement Date, plus an amount equal to interest compounded annually from that date through the Valuation Date at the rate for one-year United Sates Treasury obligations from time to time in effect, less the aggregate amount of any cash distributions paid and the Market Value of any distributions paid in other than cash, per Share from that date through the Valuation Date, up to the amount of the interest compounded annually for such period; or

             (E) The Market Value per Share on the Determination Date, plus an amount equal to interest compounded annually from that date through the Valuation Date at the rate for one-year United States Treasury obligations from time to time in effect, less the aggregate amount of any cash distributions paid and the Market Value of any distributions paid and the Market Value of any distributions paid in other than cash, per Share from that date through the Valuation Date, up to the amount of the interest; or

             (F) The price per Share equal to the Market Value per Share on the Announcement Date or on the Determination Date, whichever is higher, multiplied by the fraction of:

                (1) The highest per Share price (including any brokerage commissions, transfer taxes and solicitation dealers' fees) paid by the Interested Party for any Shares acquired by it within the five-year period immediately prior to the Announcement Date, over

                (2) The Market Value per Share on the first day in such five-year period on which the Interested Party acquired the Shares.

          (ii) The consideration to be received in such Business Combination by the holders of any Shares is to be in cash or in the same form as the Interested Party has previously paid for such Shares, except to the extent that the Shareholders otherwise elect in connection with their approval of the proposed transaction under Section 12.2 of this Agreement. If the Interested Party has paid for Shares with varying forms of consideration, the form of consideration for such Shares shall be either cash or the form used to acquire the largest number of Shares previously acquired by it, except to the extent that the Shareholders otherwise elect.

          (iii) After the Determination Date and prior to the consummation of such Business Combination:

             (A) There shall have been no failure to declare and pay at the regular date therefor (if applicable) any full periodic distributions (whether or not cumulative) on any outstanding Shares;

             (B) There shall have been:

                (1) No reduction in the annual rate of distributions made with respect to the Shares; and

                (2) An increase in such annual rate of distributions as necessary to reflect any reclassification, recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding Shares; and

             (C) The Interested Party did not become the Beneficial Owner of any additional Shares except as part of the transaction which resulted in such Interested Party becoming an Interested Party or by virtue of proportionate Share splits or distributions.

             The provisions of items (A) and (B) of this subsection (b)(iii) do not apply if (I) no Interested Party or Affiliate or Associate of the Interested Party voted as a member of the Board of Directors of the Company in a manner inconsistent with such items (A) and (B) and (II) the Interested Party, within 10 days after any act or failure to act inconsistent with such items, notifies the Board of Directors of the Company in writing that the Interested Party disapproves thereof and requests in good faith that the Board of Directors rectify such act or failure to act.

     (c) The provisions of Section 12.2 do not apply to any Business Combination of the Company with an Interested Party that became an Interested Party inadvertently, if the Interested Party:

          (i) As soon as practicable (but not more than 10 days after the Interested Party knew or should have known it had become an Interested Party) divests itself of a sufficient amount of Shares to avoid being an Interested Party; and

          (ii) Would not at any time within the five-year period preceding the Announcement Date with respect to the Business Combinations have been an Interested Party except by inadvertence.

     12.4. Amendment. Notwithstanding any other provisions of this Agreement, this Article 12 may be amended or repealed only by a vote of 80% in interest of all Shareholders, excluding Shares held by any Interested Party or any Affiliate of an Interested Party.

     12.5. Certain Determinations with Respect to this Article 12. The Board of Directors shall have the power to determine for the purposes of this Article 12, on the basis of information known to the Directors: (i) the number of Shares of which any Person is the Beneficial Owner, (ii) whether a Person is an Affiliate or Associate of another, (iii) whether a Person has an agreement, arrangement or understanding with another as to the matters referred to in the definition of "Beneficial Owner" as hereinabove defined, (iv) whether two or more transactions constitute a "series of transactions," and (v) such other matters with respect to which a determination is required under this Article 12.

                                   ARTICLE 13

                    Voting Rights of Certain Control Shares

     13.1 Definitions. For purposes of this Article 13, the following definitions shall apply:

          "Acquiring Person" means a Person who makes or proposes to make a Control Shares Acquisition, or such Person's Affiliate or Associate.

          "Associate" when used to indicate a relationship with any Person means:

             (a) An "Associate" as defined in Section 12.1; or

             (b) A Person that:

                (i) Directly or indirectly controls, or is controlled by, or is under common control with, the Person specified; or

                (ii) Is acting or intends to act jointly or in concert with the Person specified.

          "CONTROL SHARES" means Shares that, except for this Article 13, would, if aggregated with all other Shares (including Shares the acquisition of which is excluded from the definition "Control Shares Acquisition" below) owned by a Person or in respect of which that Person is entitled to exercise or direct the exercise of voting power, except solely by virtue of a revocable proxy, entitle that Person, directly or indirectly, to exercise or direct the exercise of the voting power of Shares within any of the following ranges of voting power:

             (a) One-fifth or more, but less than one-third of all voting power;

             (b) One-third or more, but less than a majority of all voting power; or

             (c) A majority or more of all voting power.

     but such definition includes Shares only to the extent that the Acquiring Person, following the acquisition of the Shares, is entitled, directly or indirectly, to exercise or direct the exercise of voting power within any level of voting power set forth in this section for which approval has not been obtained previously under Section 13.2.

          "CONTROL SHARES ACQUISITION" means the acquisition, directly or indirectly, by any Person (other than the Company and any Subsidiary of the Company), of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding Control Shares. Control Shares Acquisition does not include the acquisition of Control Shares:

             (a) Under the laws of descent and distribution;

             (b) Under the satisfaction of a pledge or other security interest created in good faith and not for the purpose of circumventing this
        Article 13; or

             (c) Under a merger, consolidation or exchange of interests if the Company is a party to the merger, consolidation or exchange of interests.

     Unless the acquisition entitles any Person, directly or indirectly, to exercise or direct the exercise of voting power of Shares in excess of the range of voting power previously authorized or attained under an acquisition that is exempt under items (a), (b), or (c) of this definition, "Control Shares Acquisition" does not include the acquisition of Shares in good faith and not for the purpose of circumventing this Article 13, by or from any Person whose voting rights have previously been authorized by the Shareholders in compliance with this Article 13 or any Person whose previous acquisition of Shares would have constituted a Control Shares Acquisition but for the exclusions in items
(a) through (c) of this definition.

          "INTERESTED SHARES" means Shares in respect of which an Acquiring Person is entitled to exercise or direct the exercise of the voting power of Shares in the election of Directors or otherwise.

     B. Voting Rights.

     1. Control Shares acquired in a Control Shares Acquisition have no voting rights except to the extent approved by the Shareholders at a meeting held under
Section 13.4 by the affirmative vote of two-thirds in interest of all Shareholders, excluding any votes cast with respect to Interested Shares.

     2. For purposes of this Section 13.2:

          a. Shares acquired within 180 days of Shares acquired under a plan to make a Control Shares Acquisition are considered to have been acquired in the same acquisition; and

          b. A Person may be deemed to be entitled to exercise or direct the exercise of voting power with respect to Shares held for the benefit of others if the Person:

             (1) Is acting in the ordinary course of business, in good faith and not for the purpose of circumventing the provisions of this Section of the Agreement; and

             (2) Is not entitled to exercise or to direct the exercise of the voting power of the Shares unless the Person first seeks to obtain the instruction of another Person.

     C. Acquiring Person Statement.

     Any Person who proposes to make or who has made a Control Shares Acquisition may deliver an Acquiring Person statement to the Company at the Company's principal office. The Acquiring Person statement shall set forth all of the following:

          1. The identity of the Acquiring Person and each other member of any group of which the Person is a part for purposes of determining Control Shares;

          2. A statement that the Acquiring Person statement is given under this
     Article 13;

          3. The number of Shares owned (directly or indirectly) by the Acquiring Person and each other member of any group;

          4. The applicable range of voting power as set forth in the definition of "Control Shares"; and

          5. If the Control Shares Acquisition has not occurred:

             a. A description in reasonable detail of the terms of the proposed Control Shares Acquisition; and

             b. Representations of the Acquiring Person, together with a statement in reasonable detail of the facts on which they are based, that:

                (1) The proposed Control Shares Acquisition, if consummated, will not be contrary to law; and

                (2) The Acquiring Person has the financial capacity, through financing to be provided by the Acquiring Person, and any additional specified sources of financing required under Section 13.5, to make the proposed Control Shares Acquisition.

     D. Special Meeting.

     1. Except as provided in Section 13.5, if the Acquiring Person requests, at the time of delivery of an Acquiring Person statement, and gives a written undertaking to pay the Company's expenses of a special meeting, except the expenses of opposing approval of the voting rights, within ten days after the day on which the Company receives both the request and undertaking, the Board of Directors of the Company shall call a special meeting of the Shareholders, to be held within 50 days after receipt of the Acquiring Person statement and undertaking, for the purpose of considering the voting rights to be accorded the Shares acquired in the Control Shares Acquisition.

     2. The Board of Directors may require the Acquiring Person to give bond, with sufficient surety, to reasonably assure the Company that this undertaking will be satisfied.

     3. Unless the Acquiring Person agrees in writing to another date, the special meeting of Shareholders shall be held within 50 days after the day on which the Company has received the Acquiring Person statement.

     4. If no request is made under subsection (a) of this Section 13.4, the issue of the voting rights to be accorded the Shares acquired in the Control Shares Acquisition may, at the option of the Company, be presented for consideration at any meeting of the Shareholders. If no request is made under subsection (a) of this Section 13.4 and the Company proposes to present the issue of the voting rights to be accorded the Shares acquired in a Control Shares Acquisition for consideration at any meeting of the Shareholders, the Company shall provide the Acquiring Person with written notice of the proposal not less than 20 days before the date on which notice of the meeting is given.

     E. Calls.

     1. A call of a special meeting of the Shareholders is not required to be made under Section 13.4 unless, at the time of delivery of an Acquiring Person statement an Acquiring Person has:

          a. Entered into a definitive financing agreement or agreements with one or more responsible financial institutions or other entities that have the necessary financial capacity, providing for any amount of financing of the Control Shares Acquisition not provided by the Acquiring Person; and

          b. Delivered a copy of the agreements to the Company.

     F. Notice of Meeting.

     1. If a special meeting of the Shareholders is requested, notice of the special meeting shall be given as promptly as reasonably practicable by the Company to all Shareholders of record as of the record date set for the meeting, whether or not such Shareholder is entitled to vote at the meeting.

     2. Notice of the special or annual meeting at which the voting rights are to be considered shall include or be accompanied by the following:

          a. A copy of the Acquiring Person statement delivered to the Company under Section 13.3; and

          b. A statement by the Board of Directors setting forth its position or recommendation, or stating that it is taking no position or making no recommendation, with respect to the issue of voting rights to be accorded the Control Shares.

     G. Redemption Rights.

     1. If an Acquiring Person statement has been delivered on or before the 10th day after the Control Shares Acquisition, the Company may, at its option, redeem any or all Control Shares, except Control Shares for which voting rights have been previously approved under Section 13.2, at any time during a 60-day period commencing on the day of a meeting at which voting rights are considered under Section 13.4 and are not approved.

     2. In addition to the redemption rights authorized under subsection (a) of this Section 13.7, if an Acquiring Person statement has not been delivered on or before the 10th day after the Control Shares Acquisition, the Company may, at its option, redeem any or all Control Shares for which voting rights have been previously approved under Section 13.2, at any time during a period commencing on the 11th day after the Control Shares Acquisition and ending 60 days after the Acquiring Person statement has been delivered.

     3. Any redemption of Control Shares under this Section shall be at the fair value of the Control Shares. For purposes of this section, "fair value" shall be determined:

          a. As of the date of the last acquisition of Control Shares by the Acquiring Person in a Control Shares Acquisition or, if a meeting is held under Section 13.4, as of the date of the meeting; and

          b. Without regard to the absence of voting rights for the Control Shares.

     H. Amendment.  Notwithstanding any other provision of this Agreement, this
Article 13 may only be amended or repealed by a vote of 80% in interest of all Shareholders, excluding any votes cast with respect to Interested Shares.

                                   ARTICLE 14

                            Miscellaneous Provisions

     A. Notices.

     1. Except as otherwise provided in this Agreement or in the Bylaws, any and all notices, consents, offers, elections and other communications required or permitted under this Agreement shall be deemed adequately given only if in writing and the same shall be delivered either in hand, by telecopy, or by mail or Federal Express or similar expedited commercial carrier, addressed to the recipient of the notice, postage prepaid and registered or certified with return receipt requested (if by mail), or with all freight charges prepaid (if by Federal Express or similar carrier).

     2. All notices, demands, and requests to be sent hereunder shall be deemed to have been given for all purposes of this Agreement upon the date of receipt or refusal.

     3. All such notices, demands and requests shall be addressed as follows:
(i) if to the Company, to its principal place of business, as set forth in
Article 2 hereof and (ii) if to a Shareholder, to the address of such Shareholder listed on the Company's Shareholder register.

     4. By giving to the other parties written notice thereof, parties hereto and their respective successors and assigns shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses effective upon receipt by the other parties of such notice and each shall have the right to specify as its address any other address.

     B. Word Meanings. The words such as "herein", "hereinafter", "hereof" and "hereunder" refer to this Agreement as a whole and not merely to the subdivision in which such words appear unless the context otherwise requires. The singular shall include the plural and the masculine gender shall include the feminine and neuter, and vice versa, unless the context otherwise requires.

     C. Binding Provisions. The covenants and agreements contained herein shall be binding upon, and insure to the benefit of, the heirs, legal representatives, successors and assigns of the respective parties hereto.

     D. Amendment and Modification. Unless otherwise specifically provided in this Agreement, this Agreement may be amended, modified or supplemented only by the vote, at a duly held meeting, of more than 50% in interest of the then-outstanding Shares (or, in the case of a written Consent without a meeting, more than 50% in interest of the aggregate then-outstanding Shares) voting or acting as one class (and not as separate classes, notwithstanding the fact that there may be Shareholders of more than one class voting); provided, however, that Article 8 shall not be amended, modified or supplemented, unless such amendment, modification or supplement receives the Consent of at least 80% in interest of the holders of then-outstanding Shares. Notwithstanding anything to the contrary contained herein, the Bylaws may be amended by the affirmative vote of a majority of all members of the Board of Directors as provided in the Bylaws without any further vote, consent or approval of any Shareholder or other Person.

     E. Waiver. The waiver by any party hereto of a breach of any provisions contained herein shall be in writing, signed by the waiving party, and shall in no way be construed as a waiver of any succeeding breach of such provision or the waiver of the provision itself.

     F. Applicable Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, without regard to such state's laws concerning conflicts of laws. In the event of a conflict between any provisions of this Agreement and any nonmandatory provisions of the Act, the provision of this Agreement shall control and take precedence.

     G. Severability of Provisions. Each provision of this Agreement shall be deemed severable, and if any part of any provision is held to be illegal, void, voidable, invalid, nonbinding or unenforceable in its entirety or partially or as to any party, for any reason, such provision may be changed, consistent with the intent of the parties hereto, to the extent reasonably necessary to make the provision, as so changed, legal, valid, binding and enforceable. If any provision of this Agreement is held to be illegal, void, voidable, invalid, nonbinding or unenforceable in its entirety or partially or as to any party, for any reason, and if such provision cannot be changed consistent with the intent of the parties hereto to make it fully legal, valid, binding and enforceable, then such provision shall be stricken from this Agreement, and the remaining provisions of this Agreement shall not in any way be affected or impaired, but shall remain in full force and effect.

     H. Headings. The headings contained in this Agreement have been inserted for the convenience of reference only, and neither such headings nor the placement of any term hereof under any particular heading shall in any way restrict or modify any of the terms or provisions hereof.

     I. Further Assurances. The Shareholders shall execute and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purposes of this Agreement.

     J. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

     K. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the transactions contemplated herein, and supersedes all prior understandings or agreements, oral or written, between the parties.

     IN WITNESS WHEREOF, the parties hereto, being the sole current Members of the Company, have executed and delivered this Amended and Restated Limited Liability Company Agreement as of the day and year first-above written.

                                          W. P. CAREY & CO. LLC

                                          By: CAREY MANAGEMENT LLC,
                                            Managing Member

                                          By:      /s/ GORDON F. DUGAN
                                            ------------------------------------
                                            Name: Gordon F. DuGan
                                            Title:  President and CEO

                                              MEMBERS

                                              All Members now admitted as
                                              members of the limited liability
                                              company pursuant to powers of
                                              attorney in favor of and granted
                                              and delivered to the Managing
                                              Member in accordance with Section
                                              11.1 hereof:

                                                                         By:
                                                                           CAREY
                                                                      MANAGEMENT
                                                                             LLC
    Attorney-in-Fact

                                          By:      /s/ GORDON F. DUGAN
                                            ------------------------------------
                                            Name: Gordon F. DuGan
                                            Title:  President and CEO

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

--------------------------------------------------------------------------------

                             W. P. CAREY & CO. LLC

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


                         ANNUAL MEETING OF SHAREHOLDERS
                                  JUNE 8, 2005

The shareholder(s) hereby appoint(s) John J. Park and Claude Fernandez, and each of them, with full power of substitution, as proxy to vote all listed shares of
W. P. Carey & Co. LLC that the shareholder(s) is/are entitled to vote at the 2005 Annual Meeting of Shareholders of W. P. Carey & Co. LLC to be held at The Waldorf-Astoria Hotel, 301 Park Avenue, New York, New York on Wednesday, June 8, 2005 at 2:00 p.m., and any adjournment or postponement thereof.

      THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSAL 2 AS STATED ON THE REVERSE SIDE.

               PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD
                   PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

            --------------------------------------------------------

            COMMENTS:
                      ----------------------------------------------

            --------------------------------------------------------

            --------------------------------------------------------
                  (If you noted any Comments above, please mark
                    corresponding box on the reverse side.)

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

--------------------------------------------------------------------------------

MELLON INVESTORS SERVICES
85 CHALLENGER ROAD
RIDGEFIELD, NJ 07663

VOTE BY INTERNET - WWW.PROXYVOTE.COM

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by W. P. Carey & Co. LLC in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to W. P. Carey & Co. LLC, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.




TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
                          WPCRY1              KEEP THIS PORTION FOR YOUR RECORDS
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                                             DETACH AND RETURN THIS PORTION ONLY
              THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

--------------------------------------------------------------------------------
W. P. CAREY & CO. LLC

   VOTE ON DIRECTORS

   1. To elect four Class II directors, each to hold office for a three-year term and until their respective successors are elected and qualified.

      Nominee: 01) Francis J. Carey

               02) Eberhard Faber IV

               03) George E. Stoddard

               04) Karsten von Koller

      FOR   WITHHOLD   FOR ALL
      ALL     ALL      EXCEPT

      ( )     ( )        ( )

      To withhold authority to vote, mark "For All Except" and write the nominee's number on the line below.

      --------------------------------------------------------------

   2. To amend and restate the W. P. Carey & Co. LLC Amended and Restated Limited Liability Company Agreement to eliminate the classified board structure and provide for the election of directors annually.

      FOR   AGAINST    ABSTAIN
      ( )     ( )        ( )


To transact such other business as may properly come before the meeting.

For comments, please check this box and write the changes on the back where
indicated.                                                                   ( )

Please indicate if you plan to attend this meeting             ( )    ( )

                                                               YES    NO

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Signature [PLEASE SIGN WITHIN BOX]  Date     Signature (Joint Owner)        Date

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